UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UNIFI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UNIFI, INC.

Notice of Annual Meeting

and

Proxy Statement

2018 Annual Meeting of Shareholders

October 31, 2018

UNIFI, INC.

7201 West Friendly Avenue

Greensboro, North Carolina 27410

September 13, 2018

Dear Shareholder:

On behalf of the Board of Directors and the management of Unifi, Inc., I invite you to attend the 2018 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 8:30 a.m., Eastern Time, on Wednesday, October 31, 2018 at the Lotte New York Palace located at 455 Madison Avenue at 50th Street, New York, New York 10022. Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of 2018 Annual Meeting of Shareholders and Proxy Statement.

I hope that you will attend the Annual Meeting in person, but even if you are planning to come, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

Thank you for your continued support.

Sincerely,

Kevin D. Hall

Chairman of the Board and Chief Executive Officer

UNIFI, INC.

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(336) 294-4410

Notice of 2018 Annual Meeting of Shareholders

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Unifi, Inc. (the “Company”) will be held at 8:30 a.m., Eastern Time, on Wednesday, October 31, 2018 at the Lotte New York Palace located at 455 Madison Avenue at 50th Street, New York, New York 10022, for the purpose of voting on the following matters:

1.	To elect the 11 directors nominated by the Board of Directors;

2.	To approve, on an advisory basis, the Company’s named executive officer compensation in fiscal 2018;

3.	To approve the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan;

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote “FOR” Items 1, 2, 3 and 4. The proxy holders will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record as of the close of business on September 4, 2018 will be entitled to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you are a shareholder of record and received a paper copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you are a shareholder of record and received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares by proxy at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the shareholder of record to vote your shares.

By Order of the Board of Directors,

Ben Sirmons

Secretary and Deputy General Counsel

September 13, 2018

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders To Be Held on October 31, 2018:

The Notice of Annual Meeting and Proxy Statement and

the Annual Report on Form 10-K are available at www.proxyvote.com.

i

ii

PROXY STATEMENT

The Board of Directors (the “Board of Directors” or the “Board”) of Unifi, Inc. (“UNIFI” or the “Company”) is providing these materials to you in connection with the 2018 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 8:30 a.m., Eastern Time, on Wednesday, October 31, 2018 at the Lotte New York Palace located at 455 Madison Avenue at 50th Street, New York, New York 10022.

General Information

Why did I receive these materials?

You received these materials because the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that UNIFI is required to provide you under the Securities and Exchange Commission rules and regulations (the “SEC rules”) and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the shareholder’s specific voting instructions.

Why did I receive a one-page notice regarding Internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to shareholders. For most shareholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to shareholders beginning September 13, 2018, and the proxy materials were posted on the investor relations portion of the Company’s website, www.unifi.com, and on the website referenced in the Notice of Internet Availability on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s shareholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the Notice of Internet Availability for requesting a copy.

What is included in these materials?

These materials include:

•	the Notice of Annual Meeting and Proxy Statement; and

•	the Annual Report on Form 10-K for the fiscal year ended June 24, 2018, which contains the Company’s audited consolidated financial statements.

If you received a paper copy of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	the election of the 11 directors nominated by the Board of Directors;

•	the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2018;

•	the approval of the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan; and

•	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board unanimously recommends that you vote your shares:

•	“FOR” the election of each of the 11 directors nominated by the Board of Directors;

•	“FOR” the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2018;

•	“FOR” the approval of the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan; and

•	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

•	shareholders of record as of the close of business on September 4, 2018;

•	holders of valid proxies for the Annual Meeting; and

•	invited guests.

Admission to the Annual Meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date for admittance.

When is the record date and who is entitled to vote?

The Board set September 4, 2018 as the record date. As of the record date, 18,373,375 shares of common stock, $0.10 par value per share, of UNIFI (“Common Stock”) were issued and outstanding. Shareholders are entitled to one vote per share of Common Stock outstanding on the record date on any matter properly presented at the Annual Meeting.

What is a shareholder of record?

A shareholder of record or registered shareholder is a shareholder whose ownership of Common Stock is reflected directly on the books and records of UNIFI’s transfer agent, American Stock Transfer & Trust Company, LLC. If you hold Common Stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in street name and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker or similar organization. UNIFI only has access to ownership records for the registered shares. If you are not a shareholder of record and you wish to attend the Annual Meeting, UNIFI will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from the shareholder of record (e.g., your bank, broker or other nominee) or a copy of your voting instruction form or Notice of Internet Availability.

How do I vote?

You may vote by any of the following methods:

•

In person. Shareholders of record and beneficial owners of shares held in street name may vote in person at the Annual Meeting. If you hold shares in street name, you must also obtain a legal proxy from the shareholder of record (e.g., your bank, broker or other nominee) to vote in person at the Annual Meeting.

•

By telephone or via the Internet. Shareholders of record may vote by proxy, by telephone or via the Internet, by following the instructions included in the proxy card or Notice of Internet Availability provided or the instructions you receive by e-mail. If you are a beneficial owner of shares held in street name, your ability to vote by telephone or via the Internet depends on the voting procedures of the shareholder of record (e.g., your bank, broker or other nominee). Please follow the instructions included in the voting instruction form or Notice of Internet Availability provided to you by the shareholder of record.

•	By mail. Shareholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

How can I revoke my proxy or change my vote?

Shareholders of record. You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company’s Secretary at Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including by telephone or via the Internet, and until the applicable deadline for each method specified in the accompanying proxy card or Notice of Internet Availability; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

Beneficial owners of shares held in street name. You may revoke or change your voting instructions by following the specific instructions provided to you by the shareholder of record (e.g., your bank, broker or other nominee), or, if you have obtained a legal proxy from the shareholder of record, by attending the Annual Meeting and voting in person.

What happens if I vote by proxy and do not give specific voting instructions?

Shareholders of record. If you are a shareholder of record and you vote by proxy, by telephone, via the Internet or by completing, signing, dating and returning a proxy card, without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”

Proposals 1, 2 and 3, the election of directors, the advisory vote to approve the Company’s named executive officer compensation in fiscal 2018 and the approval of the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan, respectively, are “non-routine” matters. Consequently, without your voting instructions, the organization that holds your shares cannot vote your shares on these proposals. Proposal 4, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019, is considered a “routine” matter.

What is the voting requirement to approve each of the proposals?

•

Proposal 1, Election of Directors. Directors shall be elected by the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If any existing director who is a nominee for reelection receives a greater number of votes “against” his or her election than votes “for” such election, the Company’s Amended and Restated By-laws provide that such person shall be deemed to have tendered to the Board his or her resignation as a director. There is no cumulative voting with respect to the election of directors.

•

Proposal 2, Advisory Vote to Approve Named Executive Officer Compensation. Advisory approval of the Company’s named executive officer compensation in fiscal 2018 requires the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal).

•

Proposal 3, Approval of the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan. Approval of the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” the proposal must exceed the aggregate of the number of shares voted “against” such proposal plus abstentions).

•

Proposal 4, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019 requires the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal).

•

Other Items. Approval of any other matters requires the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” the item must exceed the number of shares voted “against” such item).

What is the quorum for the Annual Meeting? How are abstentions and broker non-votes treated?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary for the transaction of business at the Annual Meeting. Your shares are counted as being present if you vote in person at the Annual Meeting, by telephone, via the Internet or by submitting a properly executed proxy card or voting instruction form by mail. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum for the Annual Meeting.

With respect to Proposal 1, the election of directors, you may vote “for” or “against” each of the nominees for the Board, or you may “abstain” from voting for one or more nominees. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees.

With respect to Proposals 2, 3 and 4, the advisory vote to approve the Company’s named executive officer compensation in fiscal 2018, the approval of the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019, respectively, you may vote “for” or “against” these proposals, or you may “abstain” from voting on these proposals. For Proposals 2 and 4, abstentions and broker non-votes are not considered votes cast for the foregoing purposes and will therefore have no effect on the vote for these proposals. For Proposal 3, under the New York Stock Exchange rules (the “NYSE rules”), abstentions are considered votes cast for the foregoing purpose and will therefore have the effect of votes “against” this proposal, whereas broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the vote for this proposal.

Who are the proxy holders and how will they vote?

The persons named as attorneys-in-fact in the proxies, Kevin D. Hall and Thomas H. Caudle, Jr., were selected by the Board and are officers and directors of the Company. If you are a shareholder of record and you return an executed and dated proxy card but do not provide specific voting instructions, your shares will be voted on the proposals as follows:

•	“FOR” the election of each of the 11 directors nominated by the Board of Directors;

•	“FOR” the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2018;

•	“FOR” the approval of the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan; and

•	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019.

If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted on such matters in the discretion of the proxy holders.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary or final voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the completion of the meeting.

Security Ownership of Certain Beneficial Owners and Management

The table below provides information about the beneficial ownership of Common Stock as of September 4, 2018, by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as well as by each director, nominee for director and named executive officer and by all directors and executive officers as a group. In computing the number of shares beneficially owned by a person and the ownership percentage of that person, shares deemed outstanding include (i) shares of Common Stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of September 4, 2018 and (ii) restricted stock units that vest within 60 days of September 4, 2018. However, these shares or units are not deemed outstanding for the purposes of computing the ownership percentage of any other person. The ownership percentage is based on 18,373,375 shares of Common Stock outstanding as of September 4, 2018. Except as otherwise indicated in the footnotes below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410.

Name	Number of Shares and Nature of Beneficial Ownership		Ownership Percentage
Principal Shareholders:
BlackRock, Inc.	2,094,173	(1)	11.40%
Dimensional Fund Advisors LP	1,538,440	(2)	8.37%
Kenneth G. Langone	1,280,000	(3)	6.97%
Impala Asset Management LLC	1,265,149	(4)	6.89%
Victory Capital Management Inc.	1,093,908	(5)	5.95%
ValueAct Spring Master Fund, L.P.	925,000	(6)	5.03%
Directors, Director Nominees and Named Executive Officers:
Jeffrey C. Ackerman	10,000	(7)	*
Robert J. Bishop	1,520,690	(8)	8.28%
Albert P. Carey	3,135	(9)	*
Thomas H. Caudle, Jr.	105,687	(10)	*
Paul R. Charron	24,003	(11)	*
Archibald Cox, Jr.	129,885	(12)	*
Richard E. Gerstein	10,000	(13)	*
Kevin D. Hall	18,656	(14)	*
James M. Kilts	15,288	(15)	*
Kenneth G. Langone	1,280,000	(3)	6.97%
James D. Mead	20,401	(16)	*
Suzanne M. Present	29,545	(17)	*
Christopher A. Smosna	13,334	(18)	*
John D. Vegas	10,335	(19)	*
Eva T. Zlotnicka	925,610	(20)	5.04%
Directors and executive officers as a group (15 persons)	4,116,569		22.41%

*	Less than 1%.

(1)

This information is based upon a Schedule 13G/A filed with the SEC on January 19, 2018 by BlackRock, Inc. (“BlackRock”), whose address is 55 East 52nd Street, New York, New York 10055. The Schedule 13G/A reports that BlackRock has sole voting power over 2,063,486 shares, shared voting power over no shares and sole investment power over all of the shares shown.

(2)

This information is based upon a Schedule 13G/A filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP (“Dimensional”), whose address is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The Schedule 13G/A reports that Dimensional has sole voting power over 1,483,955 shares, shared voting power over no shares and sole investment power over all of the shares shown. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the Company owned by the Funds and may be deemed to be the beneficial owner of these shares. However, all securities reported on the Schedule 13G/A are owned by the Funds, and Dimensional and its subsidiaries disclaim beneficial ownership of all of the shares shown.

(3)

Includes (i) 130,000 shares owned by Invemed Associates LLC, in which Mr. Langone owns an 81% interest and of which Mr. Langone serves as President and Chief Executive Officer, as to which Mr. Langone has shared voting and investment power and of which Mr. Langone disclaims beneficial ownership, except to the extent of his pecuniary interest therein; (ii) 30,000 shares owned by Mr. Langone’s wife, as to which Mr. Langone has shared voting and investment power and of which Mr. Langone disclaims beneficial ownership; and (iii) 31,353 shares that Mr. Langone has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director.

(4)

This information is based upon a Schedule 13G/A filed with the SEC on February 12, 2018 by Impala Asset Management LLC, whose address is 107 Cherry Street, New Canaan, Connecticut 06840. The Schedule 13G/A reports that Impala Asset Management LLC has sole voting and investment power over all of the shares shown. Impala Asset Management LLC, in its capacity as the investment adviser or manager to various private funds, has the power to direct the investment activities of each of the private funds.

(5)

This information is based upon a Schedule 13G filed with the SEC on February 9, 2018 by Victory Capital Management Inc. (“Victory Capital”), whose address is 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144. The Schedule 13G reports that Victory Capital has sole voting power over 1,069,358 shares, shared voting power over no shares and sole investment power over all of the shares shown. The Schedule 13G further reports that (i) clients of Victory Capital, including investment companies registered under the Investment Company Act of 1940 and separately managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock; and (ii) no client of Victory Capital has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of the Common Stock, except the Victory Sycamore Small Company Opportunity Fund, an investment company registered under the Investment Company Act of 1940, which has an interest of 5.05% of the Common Stock.

(6)

This information is based upon a Schedule 13D/A filed jointly with the SEC on August 1, 2018 by ValueAct Spring Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P. and ValueAct Holdings GP, LLC (collectively, “ValueAct Capital”), each of whose address is One Letterman Drive, Building D, 4th Floor, San Francisco, California 94129. The Schedule 13D/A reports that ValueAct Capital has sole voting and investment power over all of the shares shown.

(7)

Consists of (i) 5,000 shares that Mr. Ackerman has the right to purchase pursuant to stock options that are currently exercisable; and (ii) 5,000 shares that Mr. Ackerman has the right to receive pursuant to restricted stock units that will vest on October 5, 2018 and that will automatically convert into shares of Common Stock following termination of his employment with the Company.

(8)

Consists of (i) 1,510,402 shares owned by Impala Asset Management LLC and Impala Asset Advisors LLC, which are investment manager and general partner, respectively, to funds that hold such securities; and (ii) 10,288 shares that Mr. Bishop has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director. Mr. Bishop is the founder, the Managing Principal and a member of Impala Asset Management LLC and Impala Asset Advisors LLC and a limited partner in some of the funds that hold the securities owned by Impala Asset Management LLC and Impala Asset Advisors LLC, as to which Mr. Bishop has shared voting and investment power and of which Mr. Bishop disclaims beneficial ownership, except to the extent of his pecuniary interest therein.

(9)

Consists of 3,135 shares that Mr. Carey has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director.

(10)

Includes (i) 83,500 shares that Mr. Caudle has the right to purchase pursuant to stock options that are currently exercisable; and (ii) 7,500 shares that Mr. Caudle has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his employment with the Company.

(11)

Includes 11,503 shares that Mr. Charron has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director.

(12)

Includes (i) 6,666 shares that Mr. Cox has the right to purchase pursuant to stock options that are currently exercisable; and (ii) 31,353 shares that Mr. Cox has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director.

(13)

Consists of (i) 5,000 shares that Mr. Gerstein has the right to purchase pursuant to stock options that are currently exercisable; and (ii) 5,000 shares that Mr. Gerstein has the right to receive pursuant to restricted stock units that vested and converted into shares of Common Stock on September 13, 2018.

(14)	Includes 8,334 shares that Mr. Hall has the right to purchase pursuant to stock options that are currently exercisable.

(15)

Includes 6,200 shares that Mr. Kilts has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director.

(16)

Includes (i) 5,849 shares owned by Mr. Mead’s wife, as to which Mr. Mead has shared voting and investment power and of which Mr. Mead disclaims beneficial ownership; and (ii) 10,108 shares that Mr. Mead has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director.

(17)

Consists of 29,545 shares that Ms. Present has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of her services as a director.

(18)	Consists of 13,334 shares that Mr. Smosna has the right to purchase pursuant to stock options that are currently exercisable.

(19)

Includes (i) 5,000 shares that Mr. Vegas has the right to purchase pursuant to stock options that are currently exercisable; and (ii) 5,000 shares that Mr. Vegas has the right to receive pursuant to restricted stock units that will vest and convert into shares of Common Stock on September 20, 2018.

(20)

Includes 925,000 shares held by ValueAct Spring Master Fund, L.P., which may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Spring Master Fund, L.P.; (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Spring Master Fund, L.P.; (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P.; (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC; and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. (the foregoing entities, collectively, the “ValueAct Entities”). Ms. Zlotnicka and each of the ValueAct Entities disclaim beneficial ownership of the reported securities except to the extent of her or its pecuniary interest therein.

Proposal 1:

Election of Directors

The Board of Directors currently consists of 11 members. The Board has nominated the 11 persons listed below for election as directors at the Annual Meeting. If elected, each nominee will serve until his or her term expires at the 2019 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

All of the nominees are currently serving as directors. Except for Albert P. Carey, who was elected to the Board of Directors in January 2018, and Eva T. Zlotnicka, who was elected to the Board of Directors in August 2018, all of the nominees were elected to the Board at the 2017 Annual Meeting of Shareholders. Mr. Carey and Ms. Zlotnicka were initially identified to the Board as potential directors by non-management directors of the Company.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the 11 nominees named in this Proxy Statement.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the 11 nominees listed below.

Unless a proxy card (or voting instruction properly submitted by telephone or via the Internet) is marked to give a different direction, the persons named as attorneys-in-fact in the proxy card will vote “FOR” the election of each of the 11 nominees listed below.

Nominees for Director

Listed below are the 11 persons nominated for election to the Board of Directors. The following paragraphs include information about each director nominee’s business background, as furnished to the Company by the nominee, and additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that the nominee should serve on the Board.

Name	Age	Principal Occupation	Director Since
Robert J. Bishop	61	Managing Principal, Impala Asset Management LLC	2016
Albert P. Carey	67	Chief Executive Officer, PepsiCo North America	2018
Thomas H. Caudle, Jr.	66	President & Chief Operating Officer of UNIFI	2016
Paul R. Charron	76	Independent Management Consultant	2016
Archibald Cox, Jr.	78	Chairman, Sextant Group, Inc.	2008
Kevin D. Hall	59	Chairman of the Board and Chief Executive Officer of UNIFI	2017
James M. Kilts	70	Founding Partner, Centerview Capital	2016
Kenneth G. Langone	82	President and Chief Executive Officer, Invemed Associates LLC	1969
James D. Mead	74	President, James Mead & Company	2015
Suzanne M. Present	59	Principal, Gladwyne Partners, LLC	2011
Eva T. Zlotnicka	35	Vice President, ValueAct Capital	2018

Robert J. Bishop

Mr. Bishop founded Impala Asset Management LLC, a private investment management company, in 2004 and is the Managing Principal of the firm and manages the Impala, Waterbuck, Alpha and Resource Funds and other managed accounts. From 2002 to 2003, he was Chief Investment Officer at

Soros Fund Management overseeing the Quantum Endowment Fund. From 1998 to 2002, he was a principal at Maverick Capital. Mr. Bishop was a portfolio manager at Kingdon Capital from 1995 to 1998 and, from 1992 to 1995, he was a managing director of Tiger Management. From 1986 to 1992, Mr. Bishop was an equity analyst at Salomon Brothers and, from 1980 to 1984, he worked as a legislative assistant/director for Congressmen Toby Roth and Don Ritter.

Mr. Bishop brings valuable financial and managerial expertise to the Board through his extensive experience in investment and asset management.

Albert P. Carey

Mr. Carey has served as Chief Executive Officer of PepsiCo North America, a consumer products company, since April 2016. In this role, he is responsible for leading PepsiCo’s beverages, Frito-Lay and Quaker Foods businesses in North America. Previously, he was Chief Executive Officer of PepsiCo North America Beverages from July 2015 to April 2016, Chief Executive Officer of PepsiCo Americas Beverages from 2011 to July 2015 and President and Chief Executive Officer of Frito-Lay North America from 2006 to 2011. Mr. Carey began his career with PepsiCo in 1981 and has served in a number of other positions during his career with the company, including President of PepsiCo Sales from 2003 to 2006, Chief Operating Officer of PepsiCo Beverages and Foods North America from 2002 to 2003 and Senior Vice President of Sales and Retailer Strategies from 1998 to 2002. Prior to joining PepsiCo, Mr. Carey spent seven years at The Procter & Gamble Company. He also currently serves on the board of directors of The Home Depot, Inc.

Mr. Carey brings to the Board more than 40 years of experience with consumer product companies. In addition, having served in a number of senior executive positions at PepsiCo, Mr. Carey brings to the Board valuable leadership and strategic management skills.

Thomas H. Caudle, Jr.

Mr. Caudle has served as President & Chief Operating Officer of UNIFI since August 2017. Previously, he was President of the Company from April 2016 to August 2017, Vice President of Manufacturing of the Company from October 2006 to April 2016 and Vice President of Global Operations of the Company from April 2003 to October 2006. Mr. Caudle joined UNIFI in 1982 and, since that time, has served in a variety of other leadership roles, including Senior Vice President in charge of manufacturing for the Company and Vice President of Manufacturing Services.

Mr. Caudle’s more than 35 years of experience with UNIFI give him a comprehensive knowledge of the Company and the textile industry. He also brings important managerial and operational expertise to the Board.

Paul R. Charron

Mr. Charron has been a management consultant since 2007. He served as Chairman and Chief Executive Officer of Liz Claiborne Inc., a global fashion company, from 1996 to 2006 and was President and Chief Executive Officer in 1995 and Vice Chairman and Chief Operating Officer in 1994. Before joining Liz Claiborne Inc., Mr. Charron held executive positions with each of V.F. Corporation (between 1988 and 1994), Brown & Bigelow (between 1983 and 1987) and Cannon Mills Company (between 1981 and 1983), after beginning his business career in positions with The Procter & Gamble Company (1971 to 1978) and General Foods Corporation (1979 to 1981). Mr. Charron served as a director of Campbell Soup Company from 2003 to 2015 and as Chairman of its board of directors from 2009 to 2015. He served as Senior Advisor at Warburg Pincus, a global private equity firm, from 2008 to 2012. Mr. Charron has also been a member of Escada SE’s (Germany) Supervisory Board since 2013.

Mr. Charron brings to the Board extensive experience in a number of critical areas, including leadership, strategic management and corporate strategy. Mr. Charron also brings to the Board valuable experience with global consumer product companies.

Archibald Cox, Jr.

Mr. Cox has served as Chairman of Sextant Group, Inc., a financial advisory and private equity firm, since 1993. Mr. Cox is the former Chairman of Barclays Americas, a position he held from May 2008 to June 2011. Mr. Cox was a director of Hutchinson Technology Incorporated from May 1996 to September 2009. He was also Chairman of Magnequench, Inc., a manufacturer of magnetic material, from September 2005 to September 2006 and President and Chief Executive Officer of Magnequench, Inc. from October 1995 to August 2005. Mr. Cox was Chairman of Neo Material Technologies Inc., a manufacturer of rare earth, zirconium and magnetic materials, from September 2005 to September 2006. Mr. Cox also serves on the boards of several private companies and as Chairman of two of these companies. Since July 2012, Mr. Cox has served on the board of trustees of St. Paul’s School, a secondary educational institution located in Concord, New Hampshire, where he currently serves as board president. Mr. Cox has served as Lead Independent Director of UNIFI since October 2017.

Mr. Cox brings to the Board executive decision-making skills, operating and management experience, expertise in finance, and investment and business development experience. In addition, Mr. Cox brings to the Board considerable experience with financial and strategic planning matters critical to the oversight of the Company’s financial reporting, compensation practices and business strategy implementation.

Kevin D. Hall

Mr. Hall has served as Chief Executive Officer of UNIFI since May 2017 and as Chairman of the Board since October 2017. Prior to joining UNIFI, Mr. Hall served as Chief Executive Officer of NatPets LLC, a high-growth natural/organic premium pet company, from September 2016 to May 2017. From 2014 to 2015, Mr. Hall was President and Chief Executive Officer of Geneva Watch Group, a global fashion watch and accessories business. Between 2012 and 2014, Mr. Hall ran the KDH Advisory Group, a strategic marketing, branding and consulting firm, where he served as a consultant/advisor to a number of companies, including Pact at Revelry Brands, Vogue International and Inmar, Inc. From 2006 to 2011, Mr. Hall served as Chief Marketing Officer at Hanesbrands Inc. and then was promoted to President of the Outerwear strategic business unit of Hanesbrands Inc., a business unit that included Champion Activewear, Just My Size and Hanes Casualwear. From 2001 to 2006, Mr. Hall was Senior Vice President of Marketing at Fidelity Investments Retirement Services Company. Prior to that, Mr. Hall held various brand marketing and general manager positions at The Procter & Gamble Company from 1985 to 2001.

Mr. Hall brings to the Board more than 30 years of strategic marketing and brand development experience. In addition, Mr. Hall brings to the Board his substantial leadership and managerial experience in the apparel industry.

James M. Kilts

Mr. Kilts is the founding partner of Centerview Capital, a private equity firm which was founded in 2006. Mr. Kilts served as Chairman and Chief Executive Officer of The Gillette Company from 2001, and as President from 2003, until it merged with The Procter & Gamble Company in 2005, at which time he became Vice Chairman of The Procter & Gamble Company. Prior to Gillette, Mr. Kilts served as President and Chief Executive Officer of Nabisco Group Holdings Corporation from 1998 until its acquisition by the Philip Morris Companies in 2000. Before joining Nabisco, Mr. Kilts was an Executive

Vice President of the Philip Morris Companies from 1994 to 1997 and headed the Worldwide Food Group. In that role, Mr. Kilts was responsible for integrating Kraft and General Foods and for shaping the group’s domestic and international strategy. Mr. Kilts has served as a member of the board of directors of MetLife, Inc. since 2005, Pfizer Inc. since 2007 and The Simply Good Foods Company (formerly known as Conyers Park Acquisition Corp.) since 2016. Mr. Kilts was also Chairman of Nielsen Holdings N.V. until 2013, Chairman of Nielsen Company B.V. until 2014, Chairman of Big Heart Pet Brands until 2015 and a director of MeadWestvaco Corporation until 2014 and Nielsen Holdings plc until 2017.

As Chief Executive Officer of Gillette and Nabisco and as Vice Chairman of Procter & Gamble, Mr. Kilts developed valuable business, leadership and strategic management skills, including expertise in cost management, value creation and resource allocation, which he brings to the Board. Mr. Kilts also brings to the Board valuable experience with consumer product companies.

Kenneth G. Langone

Mr. Langone has been President and Chief Executive Officer of Invemed Associates LLC, an investment banking firm, since he founded the firm in 1974. From 2011 to 2013, he served as Chief Executive Officer, President and Chairman of Geeknet, Inc., a retailer of a wide range of products aimed at technology enthusiasts. Mr. Langone was a co-founder, and served as a director from 1978 to 2008, of The Home Depot, Inc. Mr. Langone was a director of ChoicePoint Inc. from 2002 to 2008, Geeknet, Inc. from 2010 to 2015, General Electric Company from 1999 to 2005 and YUM! Brands, Inc. from 1997 to 2012.

Mr. Langone brings to the Board extensive operating and management experience, including as Chief Executive Officer of a financial services business, financial expertise, and public company directorship and committee experience. In addition, Mr. Langone’s extensive service on the Board of Directors provides the Board with a valuable historical perspective through which it can contextualize and direct the Company’s performance and strategic planning.

James D. Mead

Mr. Mead is the founder, owner and President of James Mead & Company, an executive search and management consulting firm. Since founding James Mead & Company in 1988, Mr. Mead has handled executive search and management consulting assignments for numerous major publicly held companies and for several portfolio companies of major private equity firms. Prior to that, Mr. Mead held several positions with The Procter & Gamble Company from 1970 to 1984, including serving as the head of Procter & Gamble’s worldwide sales personnel and as a multi-division manager in Europe and North America.

Mr. Mead brings to the Board extensive experience in a number of critical areas, including leadership and strategic management.

Suzanne M. Present

Ms. Present is a co-founder and has been a principal of Gladwyne Partners, LLC, a private partnership fund manager, since 1998. She has also served, since 2014, as executive director of Ken’s Krew, Inc., a non-profit organization that provides training and other support services to individuals with intellectual and developmental disabilities to assist with entering the workforce. Ms. Present currently serves on the board of directors of Anshe Chung Studios, Limited, a privately held Chinese-based developer of content for virtual worlds, and she served on the board of directors of Geeknet, Inc. until 2010.

Through her experiences at Gladwyne Partners and service on various boards of directors, Ms. Present developed extensive financial expertise important to the oversight of the Company’s audit functions and analysis of business strategies, which she brings to the Board.

Eva T. Zlotnicka

Ms. Zlotnicka is a Vice President of ValueAct Capital, an investment adviser. Prior to joining ValueAct Capital in February 2018, Ms. Zlotnicka was an Environmental, Social and Governance (“ESG”) equity research analyst for nearly seven years. Most recently, Ms. Zlotnicka was US lead for the Sustainability Research team at Morgan Stanley, a global financial services firm, from January 2015 to February 2018, and held a similar role at UBS Investment Bank, a division of UBS Group AG, a Swiss multinational investment bank and financial services company, from July 2011 to January 2015. Prior to becoming an ESG equity research analyst, she spent five years at Morgan Stanley primarily focused on fixed income securities and derivatives. Ms. Zlotnicka also co-founded Women Investing for a Sustainable Economy (WISE), a global professional community.

Ms. Zlotnicka brings to the Board valuable expertise in sustainability and sustainable investing. Ms. Zlotnicka also brings to the Board extensive experience in a number of critical areas, including investment management and finance.

Corporate Governance

The Board of Directors

The Company is governed by the Board of Directors and its various committees. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of UNIFI’s shareholders. The Board has adopted written corporate governance policies, principles and guidelines, known as the Corporate Governance Guidelines. The Board also has adopted (i) a Code of Ethics for Senior Financial and Executive Officers (the “Code of Ethics for Senior Financial and Executive Officers”), which applies to the Company’s Chief Executive Officer, Chief Financial Officer, Vice President & Treasurer, Vice President of Finance and other senior financial and executive officers and employees; (ii) a Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to the Company’s directors and executive officers; and (iii) an Ethical Business Conduct Policy Statement (the “Ethics Policy Statement”), which applies to the Company’s directors, officers and employees. The Code of Ethics for Senior Financial and Executive Officers, the Code of Ethics and the Ethics Policy Statement include guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and other related topics.

Documents Available

All of the Company’s corporate governance materials, including the charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, as well as the Corporate Governance Guidelines, the Code of Ethics for Senior Financial and Executive Officers, the Code of Ethics and the Ethics Policy Statement, are published on the investor relations portion of the Company’s website at www.unifi.com. These materials are also available in print free of charge to any shareholder upon request by contacting the Company at Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410, Attention: Investor Relations, or by telephone at (336) 294-4410. Any modifications to these corporate governance materials will be reflected, and the Company intends to post any amendments to, or waivers from, the Code of Ethics for Senior Financial and Executive Officers (to the extent required to be disclosed pursuant to Form 8-K) on the investor relations portion of the Company’s website at www.unifi.com. By referring to the Company’s website, www.unifi.com, or any portion thereof, including the investor relations portion of the Company’s website, the Company does not incorporate its website or its contents into this Proxy Statement.

Director Independence

The Board believes that a majority of its members are independent under both the applicable NYSE rules and the applicable SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Director Independence Standards, which incorporate the independence standards of the NYSE rules, to assist the Board in determining whether a director has a material relationship with UNIFI. The Director Independence Standards are available on the investor relations portion of the Company’s website, www.unifi.com, as an appendix to the Corporate Governance Guidelines.

In August 2018, the Board of Directors, with the assistance of the Corporate Governance and Nominating Committee, conducted an evaluation of director independence based on the Director Independence Standards, the NYSE rules and the SEC rules. The Board considered all relationships and transactions between each director (and his or her immediate family members and affiliates) and each of UNIFI, its management and its independent registered public accounting firm, as well as the transactions described below under “—Related Person Transactions.” As a result of this evaluation, the Board determined those relationships that do exist or did exist within the last three fiscal years (except for Messrs. Hall’s and Caudle’s relationships as employees of UNIFI) all fall below the thresholds in the Director Independence Standards. Consequently, the Board of Directors determined that each of Messrs. Bishop, Carey, Charron, Cox, Kilts, Langone and Mead and Mses. Present and Zlotnicka is an independent director under the Director Independence Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and Corporate Governance and Nominating Committees (see membership information below under “—Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Leadership Structure

Kevin D. Hall currently holds the positions of Chairman of the Board and Chief Executive Officer of the Company. The Company’s Corporate Governance Guidelines provide that the Board has no established policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer, but rather that this decision is made depending on what the Board determines to be in the best interests of the Company and its shareholders at any given point in time. The Company’s Corporate Governance Guidelines further provide that if the Chairman is not determined by the Board as independent, the independent directors may determine that the Board should have a Lead Independent Director. In the event that the independent directors make such a determination, the Lead Independent Director is appointed by a majority of the independent directors. In October 2017, the independent directors appointed Archibald Cox, Jr. to serve as Lead Independent Director.

The duties of the Lead Independent Director include: (i) providing leadership to the Board; (ii) chairing Board meetings in the absence of the Chairman; (iii) organizing, setting the agenda for and leading executive sessions of the independent directors without the attendance of management; (iv) serving as a liaison between management and the independent directors; (v) consulting with the Chairman to approve the agenda for each Board meeting and the information that shall be provided to the directors for each scheduled meeting; (vi) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vii) meeting with the Chairman between Board meetings as appropriate in order to facilitate Board meetings and discussions; (viii) advising the Corporate Governance and Nominating Committee on the selection of committee chairpersons; and (ix) having the authority to call meetings of the independent directors.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Committee members and committee chairs are appointed by the Board of Directors. The members of these committees are identified in the following table:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Robert J. Bishop	Member
Albert P. Carey			Member
Thomas H. Caudle, Jr.
Paul R. Charron	Member		Chair
Archibald Cox, Jr.		Chair
Kevin D. Hall
James M. Kilts		Member
Kenneth G. Langone		Member
James D. Mead			Member
Suzanne M. Present	Chair
Eva T. Zlotnicka

Each committee of the Board of Directors functions pursuant to a written charter adopted by the Board. The following table provides information about the operation and key functions of these committees:

Committee	Key Functions and Additional Information	Number of Meetings in Fiscal 2018
Audit Committee

•  Assists the Board in its oversight of (i) the Company’s accounting and financial reporting processes, (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company’s independent registered public accounting firm and (v) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm.

•  Appoints, compensates, retains and oversees the Company’s independent registered public accounting firm.

•  Reviews and discusses with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements.

•  Reviews and discusses with management the quarterly earnings releases.

•  Reviews and pre-approves all audit and non-audit services proposed to be performed by the Company’s independent registered public accounting firm.

•  Reviews and, if appropriate, approves or ratifies related person transactions.

•  Discusses with management, the Company’s independent registered public accounting firm and Company personnel responsible for the Company’s internal audit function the quality and adequacy of the Company’s internal controls.

•  Assists the Board in its oversight of enterprise risk management.

•  The Board of Directors has determined that each of Ms. Present and Mr. Charron is an “audit committee financial expert” within the meaning of the SEC rules and that each of Ms. Present and Messrs. Bishop and Charron is “financially literate” and has accounting or related financial management expertise, in each case as determined by the Board, in its business judgment.

9

Compensation Committee

•  Oversees the administration of the Company’s compensation plans.

•  Reviews and approves the compensation of the executive officers and oversees decisions concerning compensation of other officers.

•  Reviews and makes recommendations to the independent directors on the Board with respect to any employment agreements, consulting arrangements, severance or retirement arrangements or change of control agreements and provisions covering any current or former executive officer of the Company.

•  Conducts annual performance evaluation of management.

•  Oversees regulatory compliance regarding compensation matters.

6

Committee	Key Functions and Additional Information	Number of Meetings in Fiscal 2018
Corporate Governance and Nominating Committee

•  Identifies, evaluates and recommends director candidates to the Board.

•  Determines the criteria for membership on the Board and its committees and recommends such criteria to the Board for approval.

•  Makes recommendations to the Board concerning committee appointments and Board and committee leadership.

•  Makes recommendations to the Board with respect to determinations of director independence.

•  Reviews and recommends to the Board the form and amount of director compensation.

•  Oversees annual performance evaluation of the Board, the committees of the Board, leadership of the Board (including the Chairman of the Board and the Lead Independent Director) and individual directors.

•  Oversees director education and new director onboarding.

•  Considers and recommends to the Board other actions relating to corporate governance.

5

The Board may also establish other committees from time to time as it deems necessary.

Director Meeting Attendance

The Board of Directors held six meetings during fiscal 2018. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2018. It is the Board’s policy that the directors should attend the Company’s annual meeting of shareholders absent extenuating circumstances. All of the Company’s nine directors in office at the time attended the 2017 Annual Meeting of Shareholders.

Pursuant to the Company’s Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions without management. Mr. Cox, as the Lead Independent Director, presides over these executive sessions.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become members of the Board and for recommending to the Board the individuals for nomination as members. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Corporate Governance and Nominating Committee considers the following criteria, in addition to other factors it may determine appropriate: (i) the candidate’s roles and contributions valuable to the business community; (ii) the candidate’s diversity, integrity, accountability, informed judgment, financial literacy, passion, creativity and vision; (iii) the candidate’s knowledge about the Company’s business or industry; (iv) the candidate’s independence; (v) the candidate’s willingness and ability to devote adequate time and effort to Board responsibilities in the context of the existing composition and needs of the Board and its committees; and (vi) the NYSE rules.

Neither the Corporate Governance and Nominating Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees. However, the Board believes that men and women of different ages, races, and ethnic and cultural backgrounds can contribute different and useful perspectives, and can work effectively together to further the Company’s objectives, and, as noted above, a candidate’s diversity is one of the criteria that the Corporate Governance and Nominating Committee considers in evaluating potential director nominees.

The Corporate Governance and Nominating Committee may, at its discretion, hire third parties to assist in the identification and evaluation of director nominees.

Shareholder Recommendations of Director Candidates

Recommendations by shareholders for director candidates to be considered for the 2019 Annual Meeting of Shareholders must be in writing and received by the Company’s Secretary at Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410 no earlier than July 3, 2019 and no later than August 2, 2019. However, if the date of the 2019 Annual Meeting of Shareholders is more than 30 days before or more than 90 days after October 31, 2019, then the written notice must be received by the Company’s Secretary no earlier than 120 days prior to the date of the 2019 Annual Meeting of Shareholders and no later than the close of business on the later of (i) 90 days prior to the date of such annual meeting or (ii) 10 days following the day on which the Company first announced publicly (or mailed notice to the shareholders of) the date of such meeting.

The notice must contain certain information about both the nominee and the shareholder submitting the nomination as set forth in the Company’s Amended and Restated By-laws. With respect to the nominee, the notice must contain, among other things, (i) the nominee’s name, age and business and residential addresses; (ii) the nominee’s background and qualification, including, the principal occupation or employment of the nominee; (iii) the class and number of shares or other securities of the Company owned of record or beneficially by the nominee or any Shareholder Associated Person (as defined in the Company’s Amended and Restated By-laws); (iv) any derivative positions held of record or beneficially by the nominee or any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of any class of the Company’s shares or other securities and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, the nominee or any Shareholder Associated Person with respect to the Company’s shares or other securities; (v) a written statement executed by the nominee (A) acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under New York law with respect to the Company and its shareholders, (B) disclosing whether the nominee is a party to an agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director of the Company, will act or vote on any issue or question, (C) disclosing whether the nominee is a party to an agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service or action as a director of the Company, (D) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (B) and (C) for as long as the nominee is a nominee or a director of the Company and (E) agreeing, if elected as a director of the Company, to comply with all codes of conduct and ethics, corporate governance, conflicts of interest, confidentiality and stock ownership and trading policies and guidelines of the Company applicable to directors; and (vi) any other information regarding the nominee or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors or that the Company may reasonably require to determine the eligibility of the nominee to serve as a director of the Company. With respect to the shareholder submitting the nomination, the notice must contain: (1) the name and address, as they appear on the Company’s books, of such shareholder and any Shareholder Associated Person; (2) the class and number of shares or other securities of the Company owned of record or beneficially by such shareholder or any Shareholder Associated Person; (3) any derivative positions held of record or beneficially by such shareholder or any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of any class of the Company’s shares or other securities and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Company’s shares or other securities; (4) any other information regarding such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors; and (5) a representation whether either such shareholder or any Shareholder Associated Person intends to, or is part of a group which intends to, deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from shareholders in support of such nomination.

A shareholder who is interested in recommending a director candidate should request a copy of the Company’s Amended and Restated By-laws by writing to the Company’s Secretary at Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410. Recommended candidates will be subject to a background check by a qualified firm of the Company’s choosing. Appropriate submission of a recommendation by a shareholder does not guarantee the selection of the shareholder’s candidate or the inclusion of the candidate in the Company’s proxy materials; however, the Corporate Governance and Nominating Committee will consider any such candidate in accordance with the director nomination process described above.

Annual Evaluation of Directors and Board Committee Members

The Board of Directors evaluates the performance of each director, each committee of the Board, the Chairman, the Lead Independent Director and the Board of Directors as a whole on an annual basis. In connection with this annual self-evaluation, each director records his or her views on the performance of each director standing for reelection, each committee and the Board of Directors. The entire Board of Directors reviews the results of these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director and committee.

No Hedging, Pledging or Short Selling

UNIFI maintains policies that apply to all directors, officers and employees that prohibit hedging, pledging or short selling (profiting if the market price decreases) of the Company’s securities.

Policy for Review of Related Person Transactions

Pursuant to the Company’s Related Persons Transactions Policy, which is available on the investor relations portion of the Company’s website at www.unifi.com, the Company reviews relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest in the relationships or transactions. The Company’s executive management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any such transaction. As required under the SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in this Proxy Statement. In addition, the Audit Committee reviews and, if appropriate, approves or ratifies any related person transaction that is required to be disclosed under the SEC rules. As set forth in the Audit Committee’s charter, which is available on the investor relations portion of the Company’s website at www.unifi.com, in the course of its review and, if appropriate, approval or ratification of a disclosable related person transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.

Related Person Transactions

In fiscal 2018, the Company paid Salem Leasing Corporation, a wholly owned subsidiary of Salem Holding Company, approximately $3.979 million in connection with leases of tractors and trailers and for related services. In addition, the Company earned income from Salem Global Logistics, Inc., a wholly owned subsidiary of Salem Holding Company, of approximately $147,000 in connection with providing for-hire freight services for Salem Global Logistics, Inc. Mr. Langone, a director of the Company, owns a non-controlling 33% equity interest in, and is a director and the Non-Executive Chairman of, Salem Holding Company. Mr. Langone is not an employee of Salem Holding Company or any of its subsidiaries and is not involved in the day-to-day operations of any such company. The terms of the Company’s leases with Salem Leasing Corporation are, in the Company’s opinion, no less favorable than the terms the Company would have been able to negotiate with an independent third party. The terms of payment to the Company by Salem Global Logistics, Inc. for the freight services were, in the Company’s opinion, no less favorable than the terms the Company would have been able to negotiate with an independent third party. The foregoing transactions were approved under UNIFI’s Related Persons Transactions Policy.

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. The full Board reviews strategic risks and opportunities facing the Company. Among other areas, the Board is involved in overseeing risks related to the Company’s overall strategy, business results, capital structure, capital allocation and budgeting, and executive officer succession. Certain other important categories of risk are assigned to designated Board committees (which are compromised solely of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

•

Audit Committee oversees risks related to internal financial and accounting controls, legal, regulatory and compliance risks, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function, related person transactions, and the overall risk management governance structure and risk management function;

•

Compensation Committee oversees the Company’s compensation programs and practices. For a detailed discussion of the Company’s efforts to manage compensation-related risks, see “Compensation Discussion and Analysis—Risk Analysis of Compensation Programs and Practices” beginning on page 37; and

•	Corporate Governance and Nominating Committee oversees issues that may create governance risks, such as Board composition and structure, director selection and director succession planning.

The Board believes that its ability to oversee risk is enhanced by having one person serve as the Chairman of the Board and the Chief Executive Officer. With his in-depth knowledge and understanding of the Company’s operations and the apparel industry, the Board believes Mr. Hall, as Chairman of the Board and Chief Executive Officer, is better able to bring key strategic and business issues and risks to the Board’s attention than would a Non-Executive Chairman of the Board or a non-director Chief Executive Officer.

Compensation Committee Advisors

The Compensation Committee has sole authority under its charter to retain compensation consultants and other advisors and to approve such consultants’ and advisors’ fees and retention terms. The Compensation Committee has retained Korn Ferry to serve as its independent advisor and to provide it with advice and support on executive compensation issues.

The Compensation Committee has reviewed and confirmed the independence of Korn Ferry as the Compensation Committee’s compensation consultant. Neither Korn Ferry nor any of its affiliates provides any services to UNIFI except for services provided to the Compensation Committee. In addition to Korn Ferry, the Compensation Committee has reviewed the independence of each other outside advisor in advance of receiving advice from such person.

Communications with the Board of Directors

Shareholders and other interested parties can communicate directly with any of the Company’s directors, by sending a written communication to a director at Unifi, Inc. c/o Secretary, 7201 West Friendly Avenue, Greensboro, North Carolina 27410. Shareholders and other interested parties wishing to communicate with Mr. Cox, as Lead Independent Director, or with the independent directors as a group may do so by sending a written communication to Mr. Cox at the above address. In addition, any party who has concerns about accounting, internal controls or auditing matters may contact the Audit Committee directly by sending a written communication to the Chair of the Audit Committee at the above address or by calling toll-free 1-800-514-5265. Such communications may be confidential or anonymous. All such communications are promptly reviewed before being forwarded to the addressee. Any concerns relating to accounting, internal controls, auditing matters or officer conduct are sent immediately to the Chair of the Audit Committee. UNIFI generally will not forward to directors a shareholder communication that it determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

Director Compensation

Pursuant to the Company’s Director Compensation Policy, each director who is considered “independent” within the meaning of the Director Independence Standards adopted by the Board of Directors, which incorporate the independence standards of the NYSE rules, receives compensation for his or her service on the Board, while each non-independent director receives no compensation for his or her service as a director. In fiscal 2018, the Company’s non-independent directors were Messrs. Thomas H. Caudle, Jr., and Kevin D. Hall. The following table sets forth the compensation paid to each independent director who served on the Board in fiscal 2018:

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert J. Bishop	—	150,000	150,000
Albert P. Carey(2)	—	113,514	113,514
Paul R. Charron	10,000	150,000	160,000
Archibald Cox, Jr.	30,000	150,000	180,000
James M. Kilts	—	150,000	150,000
Kenneth G. Langone	—	150,000	150,000
James D. Mead	50,000	100,000	150,000
Suzanne M. Present	—	165,000	165,000

(1)

Represents the full grant date fair value of either (i) Common Stock, in the case of Mr. Kilts, or (ii) restricted stock unit awards, in the case of all independent directors other than Mr. Kilts, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Generally, the full grant date fair value is the amount that the Company would expense in the consolidated financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018. These amounts reflect the accounting expense and do not correspond to the actual value that will be recognized by the directors.

As of June 24, 2018, Mr. Cox held 6,666 unexercised options to purchase shares of Common Stock and Mr. Mead held 3,944 unvested restricted stock units, scheduled to vest and convert to shares of Common Stock on July 25, 2018, in connection with executive recruiting services rendered by Mr. Mead in fiscal 2017. As of June 24, 2018, no other independent director held any unexercised options to purchase shares of Common Stock or any unvested restricted stock units.

(2)	Mr. Carey was elected to the Board on January 24, 2018.

The Corporate Governance and Nominating Committee reviews the form and amount of director compensation and makes recommendations to the Board for its consideration and approval. The Corporate Governance and Nominating Committee and the Board of Directors approved the Company’s Director Compensation Policy on October 25, 2017. The compensation for UNIFI’s independent directors is as follows:

•	$150,000 annual retainer, where up to 50% of such amount is payable (at the director’s election) in cash and the remainder of such amount is an equity grant payable in shares of Common Stock;

•	$20,000 annual retainer for the Lead Independent Director, payable (at the director’s election) in cash or shares of Common Stock;

•	$15,000 annual retainer for the Chair of the Audit Committee, payable (at the director’s election) in cash or shares of Common Stock;

•	$10,000 annual retainer for the Chairs of the Compensation Committee and the Corporate Governance and Nominating Committee, payable (at such director’s election) in cash or shares of Common Stock; and

•	reimbursement of reasonable expenses incurred for attending Board and committee meetings.

A director may be issued stock units, in lieu of shares of Common Stock, which would be payable upon the director’s cessation of service as a member of the Board. The number of any shares of Common Stock or stock units granted to a director shall be determined based on the fair market value of the Common Stock on the date of the director’s election to the Board.

Any independent director who is initially appointed or elected to the Board other than at the annual meeting of shareholders will receive his or her annual retainer calculated on a pro rata basis based upon the period between the date of such appointment or election and the anticipated date of the next annual meeting of shareholders.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including:

•	the process the Compensation Committee used to determine compensation and benefits for the following named executive officers (“NEOs”) for fiscal 2018:

Kevin D. Hall	Chairman of the Board and Chief Executive Officer

Jeffrey C. Ackerman	Executive Vice President & Chief Financial Officer

Thomas H. Caudle, Jr.	President & Chief Operating Officer

Richard E. Gerstein	Executive Vice President, Global Branded Premium Value-Added Products & Chief Marketing Officer

John D. Vegas	Executive Vice President & Global Chief Human Resources Officer

Christopher A. Smosna	Vice President & Treasurer
(Former Interim Chief Financial Officer from June 26, 2017 to September 5, 2017)

•	the material elements of the Company’s executive compensation program; and

•	the key principles and objectives, including the Company’s focus on pay for performance, that guide the Company’s executive compensation program.

Executive Summary

Completion of Previously Announced Executive Team Additions

In fiscal 2018, the Company focused on enhancing its global supply chain, growing the market for its premium value-added (“PVA”) products and using cash flow from operations to fund select capital projects and strategic growth opportunities while also building out its commercial and management team through talent recruitment. As part of these efforts, the Company completed a multi-year senior leadership team transition with the addition of Jeffrey C. Ackerman as Executive Vice President & Chief Financial Officer, Richard E. Gerstein as Executive Vice President, Global Branded Premium Value-Added Products & Chief Marketing Officer and John D. Vegas as Executive Vice President & Global Chief Human Resources Officer. These additional appointments provide a talented and deeply experienced team to capitalize on the strategic investments the Company has made across its business for sustainable growth and increases in shareholder value.

Company Performance Highlights

The Company’s net sales for fiscal 2018 increased 4.9% primarily due to the continued emphasis on global sales of the Company’s PVA products (including REPREVE®). However, despite the relative growth in PVA sales and overall sales, the Company experienced profitability challenges in fiscal 2018 during which operating income decreased from $43.8 million to $28.8 million. The primary challenges related to (i) persistently rising raw material costs and an inherent lag in implementing responsive price increases against cost-competitive imports, (ii) suppressed yarn demand in the Polyester and Nylon Segments, (iii) a less-profitable sales mix and (iv) increased selling, general and administrative expenses for talent acquisition, marketing and commercial expansion.

For purposes of executive officer performance evaluation, the Company achieved Adjusted EBITDA1 (as hereinafter defined) of $56.2 million and Global PVA Revenue2 of $302.2 million.

Executive Compensation Highlights

As described in greater detail below, the Company believes its executive compensation program should attract top executive talent, follow a pay-for-performance compensation model and link executive retention to long-term shareholder value. Accordingly, the Company took the following actions during fiscal 2018 with respect to compensation of its NEOs:

•	awarded cash bonus payments to the NEOs at threshold payout levels based on the Company’s performance for fiscal 2018; and

•

entered into an employment agreement with each of Messrs. Ackerman, Gerstein and Vegas in connection with their recruitment to the Company that provides them compensation and benefits (including stock option and restricted stock unit awards) in-line with the market and their respective positions with the Company.

Compensation Philosophy, Principles and Policies

The Company’s executive compensation philosophy is to:

Attract Top Executive Talent	Follow a Pay-for-Performance Compensation Model	Link Executive Retention to Long-Term Shareholder Value
The Company’s executive compensation program should attract high-quality executives who possess the skills and talent necessary to support and achieve the Company’s strategic objectives.	Executives should be rewarded for their achievement of near-term and long-term operating performance goals established by the Board.	The Company seeks to promote its executives’ loyalty and retention by utilizing a stock ownership policy and other arrangements that further link executive compensation to sustained shareholder value and consistent Company performance.

Therefore, the focus of the Company’s executive compensation program and the Compensation Committee is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time enabling the Company to attract, retain, reward and motivate talented and experienced executives. The Compensation Committee monitors the results of its executive compensation policy to ensure that compensation payable to executive officers creates proper incentives to enhance shareholder value, rewards superior performance, is justified by returns available to shareholders and discourages employees from taking unnecessary or excessive risks that could ultimately threaten the value of the Company.

In establishing compensation for the NEOs, the following principles and policies guide the Company’s executive compensation decisions:

•	set all components of executive compensation so that the Company can continue to attract, retain, reward and motivate talented and experienced executives;

1 Adjusted EBITDA is a non-GAAP financial performance measure. A reconciliation of Net income attributable to Unifi, Inc., which is the most directly comparable GAAP measure, to Adjusted EBITDA is presented in Appendix A to this Proxy Statement.

2 Global PVA Revenue represents the Company’s aggregate net sales of PVA products in fiscal 2018.

•	ensure alignment of executive compensation with the Company’s corporate strategies and business objectives and the long-term interests of shareholders;

•	increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in those areas; and

•

enhance the NEOs’ incentive to increase the Company’s long-term value, as well as promote retention of key personnel, by providing a portion of total compensation opportunities in the form of direct ownership in the Company through stock ownership.

The Compensation Committee reviews and approves all components of the NEOs’ compensation. The Compensation Committee also monitors the compensation levels in general for all other senior level employees of the Company. In addition, the Compensation Committee has the discretion to hire compensation and benefits consultants to assist in developing and reviewing overall executive compensation strategies.

What the Company Does	What the Company Doesn’t Do

•   The Company’s pay-for-performance philosophy means the majority of executive officer compensation is “at risk” and tied to the creation of shareholder value.

•   The Company’s stock ownership guidelines align the interests of the Company’s executives with those of its shareholders.

•   The Company uses an objective financial performance measure in the annual incentive plan closely tied to the Company’s business strategy.

•   The Company has caps on payouts for annual incentive compensation.

•   The Company has a robust clawback policy for annual and long-term incentive awards.

•   The Company has engaged an independent compensation consultant.

•   The Company doesn’t discount, reload or reprice stock option awards.

•   The Company doesn’t pay gross-ups for golden parachute excise taxes.

•   The Company doesn’t permit hedging, pledging or short selling (profiting if the market price decreases) of UNIFI securities.

•   The Company doesn’t design compensation plans that encourage unnecessary or excessive risk.

•   The Company doesn’t provide guaranteed minimum payouts of annual incentive opportunities.

•   The Company doesn’t provide excessive perquisites.

Overview of Compensation Components

The Compensation Committee views executive compensation in four component parts:

A brief description of each of these components is provided below, together with a summary of its objectives:

Compensation Element	Description	Objectives
Base Salary	• Fixed compensation that is reviewed annually based on performance.	• Provide a base level of compensation that fairly accounts for the job and scope of the role being performed. • Attract, retain, reward and motivate talented and experienced executives.
Annual Incentives	• “At-risk” variable compensation earned based on performance measured against pre-established annual goals.	• Provide incentives for achieving annual operating goals that ultimately contribute to long-term value for shareholders.
Long-Term Incentives

•   “At-risk” variable compensation in the form of equity awards whose value fluctuates according to shareholder value and that vest based on continued service.

•   Supplemental retirement contributions based on executives’ respective base salaries earned over time subject to continued service.

• Align the economic interests of the Company’s executives with its shareholders by rewarding executives for stock price improvement. • Promote retention (through time-based vesting schedules).
Other Personal Benefits	• Broad-based benefits provided to all of the Company’s employees (e.g., health and group term life insurance), a retirement savings plan and certain perquisites.	• Provide a competitive total compensation package to attract and retain key executives.

Compensation Mix

Consistent with the philosophy, principles and policies of the executive compensation program, the program places approximately 60% of total executive compensation “at risk” based on the performance of the Company and the executive through an annual cash bonus incentive program and equity-based long-term incentive awards. The Company currently uses the Unifi, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”) to provide those equity-based awards. The Company believes the substantial weighting of performance-based compensation encourages its executives to achieve near-term and long-term operating performance goals designed to create or enhance shareholder value.

Control by the Compensation Committee

The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of each NEO, evaluates each NEO’s performance in light of these goals and objectives (with input from the principal executive officer for NEOs other than the principal executive officer), and sets each NEO’s compensation level based on this evaluation and consultation. The Compensation Committee also advises senior management with respect to the range of compensation to be paid to other employees of the Company, administers and makes recommendations to the Board concerning benefit plans for the Company’s directors, officers and employees and recommends benefit programs and future goals and objectives for the Company.

As in the past, the Compensation Committee continued to consider a wide range of factors in making its fiscal 2018 compensation decisions for the Company’s NEOs, including the historical practices of the Company; the individual NEO’s leadership and role in advancement of the Company’s long-term strategy, plans and objectives; the individual NEO’s performance and contribution to the Company’s success; budget guidelines established by the Board; and an assessment of the Company’s financial condition. Additionally, the Compensation Committee considered the Company’s fiscal 2017 operating and Adjusted EBITDA results, along with the current economic climate. Based on this information and these factors, the Compensation Committee set executive compensation for fiscal 2018.

During fiscal 2018, the Compensation Committee engaged Korn Ferry as an independent advisor to assist the Compensation Committee with developing market-based compensation and benefit levels for newly recruited members of the Company’s senior leadership team. The Compensation Committee does not believe it is appropriate to tie executive compensation directly to the compensation awarded by other companies or to a particular survey or group of surveys. Instead, the Compensation Committee consults with Korn Ferry to gain a general understanding of compensation practices and trends of similarly situated companies. The Compensation Committee members use that knowledge as a tool in considering the overall compensation of the Company’s executives. No specific compensation decision for any individual was based on or justified by any market comparison reports or information.

Detailed Review of Compensation Components

Base Salaries

The Compensation Committee believes in maintaining a close relationship between the Company’s performance and the base salary component of the compensation for each NEO. The factors considered by the Compensation Committee in setting the NEOs’ base salaries include:

•	the executive’s leadership and role in advancement of the Company’s long-term strategy, plans and objectives;

•	the executive’s performance and contribution to the Company’s success;

•	budget guidelines established by the Board; and

•	an assessment of the Company’s financial condition.

In addition to reviewing the above factors, the Compensation Committee also believes that strong and effective communication with management helps the Company adhere to its compensation philosophy, principles and policies. Therefore, the Compensation Committee consults with the principal executive officer and reviews his recommendations regarding the compensation of all NEOs (other than the principal executive officer) before making its final compensation decisions. Periodically, the principal executive officer meets with the other NEOs regarding their performance.

The base salaries for the NEOs for fiscal 2018 are set forth in the table below:

Name	Fiscal 2018 Base Salary ($)	Fiscal 2017 Base Salary ($)	Percentage Change
Kevin D. Hall	775,000	775,000	0.0%
Jeffrey C. Ackerman	480,000	N/A	N/A
Thomas H. Caudle, Jr.	770,000	770,000	0.0%
Richard E. Gerstein	400,000	N/A	N/A
John D. Vegas	400,000	N/A	N/A
Christopher A. Smosna	227,115	220,500	3.0%

The Compensation Committee made no adjustments to the base salaries of the NEOs (other than Mr. Smosna) during fiscal 2018, because the base salary for Mr. Hall was set when he joined the Company during the latter part of fiscal 2017, and Mr. Caudle received a salary increase in connection with his appointment as President of the Company in April 2016. The base salaries for Messrs. Ackerman, Gerstein and Vegas were set when they joined the Company’s senior management team. The Compensation Committee approved a 3.0% increase in Mr. Smosna’s base salary which matched the average salary increase granted to other employees of the Company.

Annual Incentive Compensation

To encourage executives to achieve near-term operating performance goals, the Company has established an annual incentive compensation program in the form of a cash bonus. All NEOs employed as of the beginning of the fiscal year or who are employed by January 1 of the fiscal year are eligible to earn annual bonuses based on the Company’s fiscal year performance. Any bonus payouts for NEOs employed after the beginning of a fiscal year but prior to January 2 of the fiscal year are prorated.

For fiscal 2018, the Compensation Committee established a performance target of $70.2 million of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), adjusted to exclude certain items, such as equity in earnings of Parkdale America, LLC, and other operating or non-operating income or expense items necessary to understand and compare the underlying results of the Company (“Adjusted EBITDA”). The target Adjusted EBITDA level was based on the Board-approved business plan for fiscal 2018 and represented an increase of approximately $0.9 million above the fiscal 2017 Adjusted EBITDA target of $69.3 million.

The Compensation Committee uses Adjusted EBITDA as a measure for annual incentive compensation purposes because the Compensation Committee believes Adjusted EBITDA serves as a high-level proxy for cash generated from operations, which is a key performance indicator used by the

Board and management to assess the Company’s operating results generally. The Compensation Committee also believes that a Company-wide performance measure, such as Adjusted EBITDA, is appropriate for each NEO because each NEO plays a vital role in the overall success of the Company. Therefore, the Compensation Committee believes that the annual variable compensation received by the NEOs should reflect the Company’s near-term operating performance.

The incentive program included Global PVA Revenue as a performance target for a portion of Mr. Gerstein’s 2018 annual incentive compensation. The Compensation Committee included this measure for Mr. Gerstein because it measures the performance of the business for which he has primary operating responsibility.

The annual incentive bonus awarded to NEOs may be decreased by the Compensation Committee as a result of the individual’s performance and/or contribution to the Company’s achievement of its financial objectives. Each NEO’s performance, including the principal executive officer’s, is evaluated against specific financial goals prior to payment of bonuses, and the final bonus payment may be adjusted relative to the achievement of those goals. The performance criteria in the annual incentive bonus program may be adjusted by either the Compensation Committee or the Board to account for unusual events, such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions, if, and to the extent, either the Compensation Committee or the Board considers the effect of such events indicative of the Company’s performance. Additionally, the Compensation Committee or the Board has the discretion to award additional bonus compensation even if a NEO would not be entitled to any bonus based on the targets previously determined. The Compensation Committee did not use discretion in fiscal 2018 to award any additional bonus compensation.

For fiscal 2018, the Compensation Committee set annual incentive opportunities, threshold, target and maximum performance levels and corresponding potential annual incentive payments to the eligible NEOs (based on percentages of base salary) as set forth in the tables below.

Name	Annual Incentive Opportunity (as a % of Base Salary)
	Threshold	Target	Maximum
Kevin D. Hall	50.0%	100.0%	200.0%
Jeffrey C. Ackerman	37.5%	75.0%	150.0%
Thomas H. Caudle, Jr.	42.5%	85.0%	170.0%
Richard E. Gerstein	30.0%	50.0%	100.0%
John D. Vegas	30.0%	50.0%	100.0%
Christopher A. Smosna	20.0%	35.0%	50.0%

Name	Performance Measure	Weight	Target Performance ($)
Kevin D. Hall	Adjusted EBITDA	100.0%	70.2 million
Jeffrey C. Ackerman
Thomas H. Caudle, Jr.
John D. Vegas
Christopher A. Smosna
Richard E. Gerstein	Adjusted EBITDA	75.0%	70.2 million
	Global PVA Revenue	25.0%	280.0 million

The following table shows the threshold, target and maximum performance levels for each of the performance measures established by the Compensation Committee for fiscal 2018 as well as the Company’s actual performance in fiscal 2018.

Performance Metric	Threshold Performance ($)	Target Performance ($)	Maximum Performance ($)	Actual Fiscal 2018 Performance ($)
Adjusted EBITDA	56.2 million	70.2 million	84.2 million	56.2 million
Global PVA Revenue	224.0 million	280.0 million	336.0 million	302.2 million

The fiscal 2018 Adjusted EBITDA performance shown above reflects the Company’s publicly reported results, with Adjusted EBITDA further adjusted to exclude approximately $4.7 million in nonrecurring charges that were not anticipated when the fiscal 2018 performance measures were approved at the beginning of the fiscal year. The excluded charges include officer recruitment and severance costs of approximately $2.9 million, special project costs of approximately $1.0 million, foreign currency transaction losses of approximately $0.5 million and unbudgeted director compensation expense of approximately $0.3 million. After the exclusion of these charges, the Company’s Adjusted EBITDA for fiscal 2018 was approximately $57.0 million or approximately $0.8 million above the threshold performance level for fiscal 2018 Adjusted EBITDA.

After completing its review of the Company’s fiscal 2018 performance, the Compensation Committee exercised its discretionary authority to reduce Adjusted EBITDA to the threshold performance level. The Compensation Committee concluded that the resulting threshold level payouts under the 2018 annual incentive plan for the Company’s Adjusted EBITDA performance were more appropriate than an above-threshold payout level that would have resulted from excluding 100% of the nonrecurring charges described above from the calculation of Adjusted EBITDA.

Based on the performance measures established by the Compensation Committee for fiscal 2018 and the Company’s actual performance (adjusted as described above), the NEOs earned 2018 annual incentive awards as follows:

	2018 Annual Incentive Payout
Name	% of Base Salary	Amount ($)
Kevin D. Hall	50.0%	387,500
Jeffrey C. Ackerman(1)	30.1%	144,493
Thomas H. Caudle, Jr.	42.5%	327,200
Richard E. Gerstein(1)	34.4%	137,556
John D. Vegas(1)	25.3%	101,260
Christopher A. Smosna	20.0%	45,423

(1)	The payouts for Messrs. Ackerman, Gerstein and Vegas were prorated because they were not employed for the entire 2018 fiscal year.

In addition to his 2018 annual incentive award, Mr. Smosna received a $10,000 bonus in recognition of his service as Interim Chief Financial Officer.

Long-Term Incentive Compensation

The Compensation Committee believes that stock-based performance compensation is essential to align the interests of the Company’s management and its shareholders in enhancing the long-term value of the Company’s equity and to encourage executives to retain their employment with the Company. Among the varied types of equity awards the Compensation Committee is authorized to use under the 2013 Plan, the Compensation Committee has determined that incentive stock options are preferable for use with NEOs, because their value depends upon a future increase in the value of the Common Stock. The Compensation Committee also has determined that restricted stock unit grants to NEOs should be used for more limited purposes, such as retention or recruiting incentives or to recognize outstanding performance. For vice president-level employees other than NEOs, the Compensation Committee has determined that an equal blend of incentive stock options and restricted stock units is preferable to provide a mix composed of awards whose value depends upon a future increase in the value of the Common Stock (incentive stock options) and awards that serve primarily as a retention and recruitment tool (restricted stock units). For other key employees, the Compensation Committee has determined that restricted stock units are preferable, because they serve as important retention and recruiting tools.

Consistent with those determinations, in fiscal 2018, the Compensation Committee awarded stock options and restricted stock units to Messrs. Ackerman, Gerstein and Vegas in connection with their recruitment to the Company and stock options and restricted stock units to Mr. Smosna in connection with the annual award process, all as shown in the table below. Messrs. Hall and Caudle did not receive equity awards in fiscal 2018 because each of them received awards during the second half of fiscal 2017 in connection with Mr. Hall’s appointment as Chief Executive Officer of the Company and Mr. Caudle’s appointment as Chief Operating Officer of the Company.

Name	Grant Date	Number of Stock Options (#)	Exercise Price of Stock Options ($)	Number of Restricted Stock Units (#)
Jeffrey C. Ackerman	9/5/2017	15,000	31.23	20,000
Richard E. Gerstein	8/14/2017	15,000	30.96	20,000
John D. Vegas	8/21/2017	15,000	30.23	20,000
Christopher A. Smosna	3/1/2018	1,538	35.09	550

The stock option awards vest and become exercisable in three equal installments beginning on the first anniversary of the grant date. As “incentive stock options” (to the applicable maximum permitted under the 2013 Plan), these stock options offer the NEO the opportunity to receive favorable tax treatment if he retains the shares acquired upon exercise for at least one year. The restricted stock units vest 25% 30 days after the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. For additional information on the stock options and restricted stock units granted in fiscal 2018, see “Executive Compensation Tables—Grants of Plan-Based Awards” below.

Perquisites and Other Benefits

Perquisites.    The Compensation Committee’s general philosophy is to provide executives, including the NEOs, with only limited perquisites. Therefore, the Company does not provide its NEOs with perquisites, such as car allowances, reimbursements for car expenses or payment of country club dues.

Retirement Benefits.    In order to provide employees at all levels with greater incentives, the Company makes available to all employees, including the NEOs, the opportunity to make contributions to the Unifi, Inc. Retirement Savings Plan (the “401(k) Plan”), under which employees may elect to defer up to 75% of their total compensation, not to exceed the amount allowed by applicable Internal Revenue Service regulations. Pursuant to the 401(k) Plan, in fiscal 2018, the Company matched contributions equal to 100% of the employee’s first 3% of compensation contributed to the 401(k) Plan and 50% of the next 2% of compensation contributed to the 401(k) Plan.

Health Plan, Life Insurance and Other Benefits.    The Company makes available health and insurance benefits to all employees (subject to standard eligibility waiting periods), including the NEOs. The cost of the health plans is covered partially through employee payroll deductions, with the remainder covered by the Company. Disability and life insurance benefits are paid by the Company for all salaried employees; however, the NEOs receive additional life insurance coverage provided by the Company.

Supplemental Key Employee Retirement Plan.    As an additional means of attracting top executive talent and encouraging executives to remain employed with the Company, the Company maintains the Unifi, Inc. Supplemental Key Employee Retirement Plan (the “SERP”). Participation in the SERP is limited to a select group of management employees who are selected by the Compensation Committee. As described in greater detail preceding the Nonqualified Deferred Compensation table on page 44, the SERP provides additional retirement benefits payable to the Company’s NEOs following their termination of employment.

Employment Agreements.    The Company is party to an employment agreement with each of Messrs. Hall, Ackerman, Caudle, Gerstein and Vegas. Each employment agreement provides that each executive will (i) receive an annual base salary at the annual rate set forth in the agreement, (ii) be eligible to receive bonuses and to participate in compensation plans of the Company in accordance with any plan or decision that the Board may determine from time to time, (iii) be paid or reimbursed for business expenses and (iv) be entitled to participate in other employment benefits generally available to other executives of the Company. The employment agreement also contains provisions regarding the termination of an executive’s employment and related severance obligations. The executives agreed in their employment agreements to neither compete with the Company or its affiliated entities nor solicit their respective customers, suppliers or employees for the 12 months immediately following termination of employment.

A calculation of the estimated severance payments and benefits payable under the employment agreements are set forth under “Executive Compensation Tables—Potential Payments Upon Termination of Employment or Change in Control” beginning on page 45.

Policy on Executive Officer and Employee Incentive Compensation Recoupment

The Company has a written policy to address the recoupment of performance-based compensation awarded to or earned by an executive officer if there is a restatement of the Company’s financial results due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws. In the event of a restatement, the Board shall review the performance-based compensation awarded to or earned by the executive officers for the three-year period prior to the restatement event and, if the Board determines in its reasonable discretion that any such performance-based compensation would not have been awarded to or earned by an executive officer based on the restated financial results, the Board shall seek to recover from such executive officer any portion of the performance-based compensation that is greater than that which would have been awarded or earned had it been calculated on the basis of the restated financial results.

The Company’s recoupment policy also addresses the recoupment of performance-based compensation awarded to or earned by any current or former employee if such employee engaged in certain misconduct (e.g., embezzlement, fraud or theft or unethical behavior that harms the Company’s business, reputation or other employees). In such event, the Board may require reimbursement of compensation granted, earned or paid under any Company annual incentive or long-term incentive cash plans to such employee and cancellation of outstanding equity awards and reimbursement of any gains realized on the exercise, settlement or sale of equity awards held by such employee at any time during the three-year period ending on the date on which such misconduct is discovered.

Officers Stock Ownership Policy

The Company has adopted an Officers Stock Ownership Policy to enhance the Company’s ongoing objective to align the compensation paid to its officers with the long-term interests of shareholders. The policy applies to any NEO, any person who holds the position of Vice President, Treasurer or higher with the Company, its primary operating subsidiary and possible other significant operating subsidiaries (“VP-Level Personnel”), and to certain other persons below those levels who may be designated for coverage by the Compensation Committee (for purposes of the policy, collectively, “covered officers”). The policy provides for a ramp-up period for complying with the expected stock ownership levels, both upon the initial implementation of the policy and thereafter upon each person first becoming a NEO or other covered officer. If a covered officer fails to comply with the stock ownership expectation, the Compensation Committee considers that fact in setting future salary, bonus or other compensation for the covered officer. The Company tests for compliance with the stock ownership expectation at the end of the fiscal year.

The stock ownership expectation, calculation of shares of Common Stock counted towards the ownership expectation and valuation of shares of Common Stock for purposes of the policy are as set forth below. All covered officers are in compliance with their respective stock ownership expectations under the terms of the policy.

Stock Ownership Expectation	Shares of Common Stock Counted Towards Ownership Expectation	Valuation of Shares of Common Stock

•   NEOs: At least three times annual base salary.

•   VP-Level Personnel (non-NEOs): At least one and one-half times annual base salary.

•   Other designated covered officers: In the discretion of the Compensation Committee, at least one times annual base salary.

•   Shares owned directly by the officer, his or her spouse or minor children, or a trust for the exclusive benefit of one or more such persons.

•   Shares covered by the portion of stock options or restricted stock units that are vested or not subject to forfeiture.

•   Greater of (i) the closing price on the last trading day of the applicable fiscal period or (ii) the 30-day average closing price ending on such last trading day.

•   Shares underlying vested stock options, restricted stock units and other stock awards are calculated as if they were exercised using the current market price on the applicable measurement date and assuming shares are immediately sold to pay the exercise price and applicable taxes.

Tax Impact on Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), on the Company’s executive compensation program. Code Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to “covered employees” – which includes the NEOs, other than the Company’s principal financial officer – to the extent such compensation exceeds $1 million. Based on its review of the likely impact of Code Section 162(m) and other factors, the Compensation Committee previously recommended to the Board, the Board adopted and the Company’s shareholders approved, the 2013 Plan. The 2013 Plan allows the Company’s annual cash incentive bonus program for the NEOs, as well as equity and equity-based awards to the NEOs, to qualify for an exception to the Code

Section 162(m) deduction limitation. The Compensation Committee may in the future adopt or change benefit plans in order to cause the compensation paid to covered employees under the plans to qualify for the exception. In any event, the Compensation Committee may authorize payments or equity awards to retain and motivate key executives, in any situation it believes to be appropriate, without regard to tax deductibility considerations.

Legislation enacted at the end of 2017 expanded the number of individuals covered by Section 162(m) of the Code and eliminated the exception for performance-based compensation effective for fiscal 2019. Therefore, compensation in excess of $1 million paid to covered employees in fiscal 2019 and later years will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Risk Analysis of Compensation Programs and Practices

While the Company’s compensation programs and practices are designed to motivate its employees and encourage performance that improves the Company’s financial and other operating results, the Company and the Compensation Committee also seek to design and implement compensation programs and practices that discourage employees from taking unnecessary or excessive risks that could ultimately threaten the value of the Company or otherwise have a material adverse effect on the Company. Management and the Compensation Committee periodically review and assess potential risks associated with the Company’s compensation programs and practices. Management and the Compensation Committee believe that the Company’s incentive compensation programs and practices are appropriately balanced between value created indirectly by the performance of the Common Stock and payments resulting from the achievement of specific financial performance objectives, so as to minimize the likelihood of unnecessary or excessive risk-taking by Company employees. Management and the Compensation Committee have concluded that any risks from such programs and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reached its conclusion after considering a number of features of the Company’s compensation structure that are designed to mitigate risk, such as:

•	The Company uses a balance of fixed and variable compensation in the form of cash and equity, which is designed to provide both near-term and long-term focus.

•

The overall compensation of the Company’s NEOs is not overly weighted towards the achievement of performance criteria in a particular fiscal year, and an appropriate portion of compensation is awarded in the form of equity awards that vest over a multi-year period, subject to continued service by the recipient. This further aligns the interests of the NEOs to long-term shareholder value and helps retain management.

•

Payouts under the Company’s annual incentive compensation and other long-term incentive programs are based on performance criteria that the Compensation Committee believes to be challenging, yet reasonable and attainable without excessive risk-taking.

•	The Company caps payouts from its annual incentive plan.

•

The Company has a compensation recoupment policy that allows the Company to recover certain compensation in the event of a restatement of its financial statements due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws or in the event of certain fraud or other misconduct by an employee.

•

The Company has a stock ownership policy under which its NEOs and other key personnel are expected to own a significant amount of Common Stock, further aligning their interests with those of the Company’s other shareholders.

•

The Compensation Committee maintains an open dialogue with management regarding executive compensation programs and practices and the appropriate incentives to use in achieving near-term and long-term operating performance goals.

Shareholder Say-on-Pay Vote

At the 2017 Annual Meeting of Shareholders, the Company’s shareholders had the opportunity to vote, on an advisory basis, on a proposal to approve the compensation of the NEOs for fiscal 2017. This is referred to as a “say-on-pay” proposal. Approximately 96% of the votes cast at the 2017 Annual Meeting of Shareholders on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this vote result reflects the general concurrence by the Company’s shareholders with the Company’s philosophy and approach to executive compensation. Therefore, the Company has continued its philosophy and approach to executive compensation as discussed above. At the Annual Meeting, shareholders will have the opportunity to indicate their views on the Company’s NEO compensation for fiscal 2018. For additional information, see “Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation.” The Compensation Committee will continue to consider the vote results for say-on-pay proposals in future years when making compensation decisions for the Company’s NEOs.

Executive Compensation Tables

The following tables, narratives and footnotes describe the total compensation and benefits for the NEOs for fiscal 2018, as well as the total compensation and benefits for the NEOs for the two preceding fiscal years.

Summary Compensation Table

Name	Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Kevin D. Hall	Chairman of the Board and Chief Executive Officer	2018 2017	775,000 77,500	— —	— 2,058,000	— 230,741	387,500 —	84,539 14,750	1,247,039 2,380,991
Jeffrey C. Ackerman(4)	Executive Vice President & Chief Financial Officer	2018	387,692	—	624,600	154,543	144,493	33,156	1,344,484
Thomas H. Caudle, Jr.	President & Chief Operating Officer	2018 2017 2016	770,000 836,884 370,785	— — 108,449	— 2,090,250 —	— 206,026 152,036	327,250 638,138 274,312	164,000 94,718 58,543	1,261,250 3,866,016 964,125
Richard E. Gerstein(5)	Executive Vice President, Global Branded Premium Value-Added Products & Chief Marketing Officer	2018	350,062	—	619,100	154,107	137,556	49,442	1,310,267
John D. Vegas(6)	Executive Vice President & Global Chief Human Resources Officer	2018	338,462	—	604,500	150,420	101,260	56,132	1,250,774
Christopher A. Smosna(7)	Vice President & Treasurer (Former Interim Chief Financial Officer)	2018 2017 2016	223,807 210,000 191,571	10,000 — —	19,300 — —	19,323 51,506 101,357	45,423 71,925 67,795	23,584 22,294 21,073	341,437 355,725 381,796

(1)

Amounts reflect the grant date fair value computed in accordance with FASB ASC Topic 718, related to stock and option awards granted in the fiscal year noted. See Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018 for more information about the value of equity awards.

(2)

Amounts are attributable to cash payments earned under the annual incentive plan for the applicable fiscal year, as described above under “Compensation Discussion and Analysis” with respect to the fiscal years noted.

(3)	All Other Compensation for each of the NEOs for fiscal 2018 consists of the following:

	Kevin D. Hall	Jeffrey C. Ackerman	Thomas H. Caudle, Jr.	Richard E. Gerstein	John D. Vegas	Christopher A. Smosna

Life Insurance ($)	14,176	5,548	86,950	3,062	1,884	303
Matching 401(k) Plan Contribution ($)	15,569	14,254	11,300	14,002	8,921	11,142
Contributions to SERP ($)	39,525	12,554	65,450	12,423	11,769	11,839
Holiday Gift ($)(a)	300	300	300	300	300	300
Health Savings Account Contribution ($)	—	500	—	—	—	—
Relocation Assistance Benefits ($)	10,600	—	—	14,771	27,265	—
Tax Gross-Up on Relocation Assistance Benefits ($)	4,369	—	—	4,884	5,993	—

Total ($)	84,539	33,156	164,000	49,442	56,132	23,584

(a)	In December 2017, each NEO was awarded a nominal gift in connection with the holiday season.

(4)	Mr. Ackerman was appointed Executive Vice President & Chief Financial Officer effective September 5, 2017.

(5)	Mr. Gerstein was appointed Executive Vice President, Global Branded Premium Value-Added Products & Chief Marketing Officer effective August 14, 2017.

(6)	Mr. Vegas was appointed Executive Vice President & Global Chief Human Resources Officer effective August 21, 2017.

(7)

Mr. Smosna served as Interim Chief Financial Officer from June 26, 2017 until Mr. Ackerman’s appointment as Executive Vice President & Chief Financial Officer effective September 5, 2017. Mr. Smosna received a $10,000 bonus in recognition of his service as Interim Chief Financial Officer.

Grants of Plan-Based Awards

			Date of Committee Action (If Different from				All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Type			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
		Grant Date	Grant Date)	Threshold ($)	Target ($)	Maximum ($)	or Units (#)(2)	Options (#)(3)	Awards ($ / Share)	Awards ($)(4)
Kevin D. Hall	Annual Cash Incentive			387,500	775,000	1,550,000
Jeffrey C. Ackerman	Annual Cash Incentive			144,493	288,986	577,973
	Stock Options	9/5/2017	8/30/2017					15,000	31.23	154,543
	Restricted Stock Units	9/5/2017	8/30/2017				20,000			624,600
Thomas H. Caudle, Jr.	Annual Cash Incentive			327,250	654,500	1,309,000
Richard E. Gerstein	Annual Cash Incentive			103,562	172,602	345,205
	Stock Options	8/14/2017						15,000	30.96	154,107
	Restricted Stock Units	8/14/2017					20,000			619,100
John D. Vegas	Annual Cash Incentive			101,260	168,767	337,534
	Stock Options	8/21/2017						15,000	30.23	150,420
	Restricted Stock Units	8/21/2017					20,000			604,500
Christopher A. Smosna	Annual Cash Incentive			45,423	79,490	113,558
	Stock Options	3/1/2018	1/23/2018					1,538	35.09	19,323
	Restricted Stock Units	3/1/2018	1/23/2018				550			19,300

(1)

Represents the threshold, target and maximum payments the NEOs were eligible to earn pursuant to the Company’s fiscal 2018 annual cash incentive plan. The 2018 annual incentive plan, including the threshold, target and maximum payout amounts for each of the NEOs, the performance metrics, weightings and target performance levels and the Company’s performance for fiscal 2018 are described under “Compensation Discussion and Analysis—Detailed Review of Compensation Components—Annual Incentive Compensation” beginning on page 31. The annual incentive awards earned by the NEOs for fiscal 2018 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The annual incentive amounts reflected for each of Messrs. Ackerman, Gerstein and Vegas are prorated to reflect less than a full year of service in fiscal 2018.

(2)

Represents restricted stock units granted to Messrs. Ackerman, Gerstein and Vegas in connection with their recruitment by the Company and an annual equity incentive grant to Mr. Smosna. The restricted stock units become vested 25% 30 days after the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

(3)

Represents stock options granted to the NEOs pursuant to the 2013 Plan during fiscal 2018. The stock options become vested in one-third increments on the first, second and third anniversaries of the grant date.

(4)

The amounts in this column do not represent amounts the NEOs received or are entitled to receive. As required by the SEC rules, this column represents the full grant date fair value of the stock options granted to the NEOs during fiscal 2018. The full grant date fair value is the amount that the Company will recognize in its consolidated financial statements over the award’s vesting schedule, subject to any forfeitures. The grant date fair value was determined under FASB ASC Topic 718. See Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Kevin D. Hall	8,334	16,666	27.44	5/19/2027	(1)	—		—
	—	—	—	—		56,250	(2)	1,773,000
Jeffrey C. Ackerman	—	15,000	31.23	9/5/2027	(3)	—		—
	—	—	—	—		20,000	(4)	630,400
Thomas H. Caudle, Jr.	36,666	—	5.73	7/28/2019		—		—
	6,000	—	12.47	7/27/2021		—		—
	3,000	—	11.23	7/25/2022		—		—
	6,000	—	22.08	7/24/2023		—		—
	11,000	—	27.38	7/22/2024		—		—
	5,000	2,500	32.36	7/22/2025	(5)	—		—
	6,667	13,333	29.09	10/26/2026	(6)	—		—
	—	—	—	—		56,250	(7)	1,773,000
Richard E. Gerstein	—	15,000	30.96	8/14/2027	(8)	—		—
	—	—	—	—		20,000	(9)	630,400
John D. Vegas	—	15,000	30.23	8/21/2027	(10)	—		—
	—	—	—	—		20,000	(11)	630,400
Christopher A. Smosna	5,000	—	11.09	7/27/2022		—		—
	5,000	—	22.08	7/24/2023		—		—
	5,000	—	27.38	7/22/2024		—		—
	3,334	1,666	32.36	7/22/2025	(12)	—		—
	1,667	3,333	29.09	10/26/2026	(13)	—		—
	—	1,538	35.09	3/1/2028	(14)	—		—
	—	—	—	—		550	(15)	17,336

(1)

Represents stock options granted on May 19, 2017, with one-third vested on May 19, 2018, one-third scheduled to vest on May 19, 2019 and one-third scheduled to vest on May 19, 2020, contingent upon Mr. Hall’s continued service through the applicable vesting date.

(2)

Represents the unvested portion of 75,000 restricted stock units granted on May 19, 2017, with 25% vested on June 18, 2018, 25% scheduled to vest on May 19, 2019 and 50% scheduled to vest on May 19, 2020, contingent upon Mr. Hall’s continued service through the applicable vesting date.

(3)

Represents stock options granted on September 5, 2017, scheduled to vest in one-third increments on each of September 5, 2018, September 5, 2019 and September 5, 2020, contingent upon Mr. Ackerman’s continued service through the applicable vesting date.

(4)

Represents restricted stock units granted on September 5, 2017, scheduled to vest 25% on October 5, 2018, 25% on September 5, 2019 and 50% on September 5, 2020, contingent upon Mr. Ackerman’s continued service through the applicable vesting date.

(5)

Represents stock options granted on July 22, 2015, with one-third vested on July 22, 2016, one-third vested on July 22, 2017 and one-third scheduled to vest on July 22, 2018, contingent upon Mr. Caudle’s continued service through the applicable vesting date.

(6)

Represents stock options granted on October 26, 2016, with one-third vested on October 26, 2017, one-third scheduled to vest on October 26, 2018 and one-third scheduled to vest on October 26, 2019, contingent upon Mr. Caudle’s continued service through the applicable vesting date.

(7)

Represents the unvested portion of 75,000 restricted stock units granted on February 21, 2017, with 25% vested on February 21, 2018, 25% scheduled to vest on February 21, 2019 and 50% scheduled to vest on February 21, 2020, contingent upon Mr. Caudle’s continued service through the applicable vesting date.

(8)

Represents stock options granted on August 14, 2017, scheduled to vest in one-third increments on each of August 14, 2018, August 14, 2019 and August 14, 2020, contingent upon Mr. Gerstein’s continued service through the applicable vesting date.

(9)

Represents restricted stock units granted on August 14, 2017, scheduled to vest 25% on September 13, 2018, 25% on August 14, 2019 and 50% on August 14, 2020, contingent upon Mr. Gerstein’s continued service through the applicable vesting date.

(10)

Represents stock options granted on August 21, 2017, scheduled to vest in one-third increments on each of August 21, 2018, August 21, 2019 and August 21, 2020, contingent upon Mr. Vegas’ continued service through the applicable vesting date.

(11)

Represents restricted stock units granted on August 21, 2017, scheduled to vest 25% on September 20, 2018, 25% on August 21, 2019 and 50% on August 21, 2020, contingent upon Mr. Vegas’ continued service through the applicable vesting date.

(12)

Represents stock options granted on July 22, 2015, with one-third vested on July 22, 2016, one-third vested on July 22, 2017 and one-third scheduled to vest on July 22, 2018, contingent upon Mr. Smosna’s continued service through the applicable vesting date.

(13)

Represents stock options granted on October 26, 2016, with one-third vested on October 26, 2017, one-third scheduled to vest on October 26, 2018 and one-third scheduled to vest on October 26, 2019, contingent upon Mr. Smosna’s continued service through the applicable vesting date.

(14)

Represents stock options granted on March 1, 2018, scheduled to vest in one-third increments on each of March 1, 2019, March 1, 2020 and March 1, 2021, contingent upon Mr. Smosna’s continued service through the applicable vesting date.

(15)

Represents restricted stock units granted on March 1, 2018, scheduled to vest 25% on April 1, 2019, 25% on March 1, 2020 and 50% on March 1, 2021, contingent upon Mr. Smosna’s continued service through the applicable vesting date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Kevin D. Hall	—	—	18,750	607,041
Jeffrey C. Ackerman	—	—	—	—
Thomas H. Caudle, Jr.	—	—	18,750	657,563
Richard E. Gerstein	—	—	—	—
John D. Vegas	—	—	—	—
Christopher A. Smosna	—	—	—	—

(1)	Shares included in this column represent the shares of Common Stock underlying restricted stock units that vested during fiscal 2018.

(2)	Calculated based on the market price of the shares of Common Stock underlying the restricted stock units, which was computed as the average of the high and low trading prices on the date of vesting.

Nonqualified Deferred Compensation

The Company maintains the SERP to provide additional retirement benefits to a select group of highly compensated employees, including each of its NEOs. On an annual basis, the Company credits to the participant’s account an amount equal to 8.5% for executive officers or 5.5% for non-executive officers (as was the case for Mr. Smosna due to his position in the Company as a non-NEO at the time of the credit), multiplied by the participant’s base salary. Each participant is always 100% vested in the participant’s SERP account and earns a return on the participant’s account balance as if it had been invested in a money market fund. Participants are not entitled to a distribution from the SERP until their termination of employment with the Company, at which time they must wait six months to receive a lump-sum payment equal to the balance of their respective accounts. If a participant’s termination is due to death or disability, this six-month delay period is waived.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals and/or Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Kevin D. Hall	—	39,525	566	—	40,091
Jeffrey C. Ackerman	—	12,554	180	—	12,734
Thomas H. Caudle, Jr.	—	65,450	86,617	—	849,209
Richard E. Gerstein	—	12,423	178	—	12,601
John D. Vegas	—	11,769	168	—	11,937
Christopher A. Smosna	—	11,839	10,380	—	105,295

(1)	Amounts represent Company contributions to the SERP on behalf of the NEOs during fiscal 2018. These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.

Potential Payments Upon Termination of Employment or Change in Control

Employment Agreements. Each of Messrs. Hall, Ackerman, Caudle, Gerstein and Vegas is party to an Employment Agreement with the Company. Messrs. Hall, Ackerman, Gerstein and Vegas entered into their Employment Agreements in connection with their recent appointment as executive officers of the Company. Mr. Caudle, who was party to a Change in Control Agreement with the Company that expired on December 31, 2017, entered into an Employment Agreement with the Company on September 5, 2018.

Each Employment Agreement contains provisions regarding the termination of each NEO’s employment and related severance obligations. If the Company terminates a NEO who is party to an Employment Agreement for “Cause” or if the NEO resigns without “Good Reason” (as each term is defined in the Employment Agreement), the Company will pay the NEO all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which the Company will have no further obligation under the Employment Agreement to the NEO. If the employment of a NEO who is party to an Employment Agreement terminates due to his death or “Disability” (as defined in the Employment Agreement), the NEO or his estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which all right to benefits will terminate and the Company will have no further obligation under the Employment Agreement to the NEO. If the employment of a NEO who is party to an Employment Agreement is terminated for any reason other than death, Disability or Cause, or if the NEO resigns with Good Reason, the NEO will be entitled to (i) cash severance payments equal to 12 months of the NEO’s annual base salary at the time of termination, payable in equal monthly installments, and (ii) if the NEO elects COBRA continuation coverage, reimbursement for the monthly cost of such continuation coverage for medical and health insurance benefits until the earlier of (A) the date the NEO ceases to maintain such continuation coverage in effect or (B) 12 months from the termination of the NEO’s employment. The foregoing severance benefits are subject to the NEO entering into and not revoking a release of claims in favor of the Company and its affiliated entities. The severance benefits payable upon termination for any reason other than death, Disability or Cause, or resignation with Good Reason also are subject to the NEO abiding by certain restrictive covenants. Additionally, upon the death or Disability of a NEO who is party to an Employment Agreement or a “Change of Control” (as defined in the 2013 Plan), all outstanding unvested equity awards issued to the NEO by the Company shall vest in full.

Outstanding Equity Awards. Upon a “Change of Control” or a “Change in Control” of the Company (as either term is defined in the Company’s incentive compensation plans), all outstanding stock options and other stock awards under the plans will become fully vested and/or will be immediately exercisable.

The Company’s NEOs may also become vested in restricted stock units and certain stock options that vest based on continued service with the Company, including the stock options granted to them in fiscal 2018, upon a termination of employment due to death or Disability. In addition, all of the Company’s unvested restricted stock unit awards granted to NEOs provide for accelerated vesting of all unvested restricted stock units upon the Company’s termination of a NEO’s employment without Cause after the NEO has attained age 65.

Hypothetical Payments Table. The table below summarizes the potential severance payments and benefits payable to Messrs. Hall, Ackerman, Caudle, Gerstein and Vegas under their respective Employment Agreements and the value of the accelerated vesting of all of the NEOs’ equity awards upon a “Change of Control” or a “Change in Control” of the Company (as either term is defined in the Company’s incentive compensation plans) as of June 22, 2018, the last business day of fiscal 2018.

Name	Type of Payment or Benefit	Change of Control ($)	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause After Attaining Age 65 ($)	Termination Due to Death or Disability ($)	Termination Due to Approved Retirement ($)	Termination Without Cause or Resignation for Good Reason After a Change of Control ($)(1)
Kevin D. Hall	Severance and Benefit Continuation(2)	—	796,390	—	—	—	796,390
	Accelerated Equity Awards(3)(4)	1,840,997	—	1,773,000	1,840,997	67,997	1,840,997

	Total	1,840,997	796,390	1,773,000	1,840,997	67,997	2,637,387

Jeffrey C. Ackerman	Severance and Benefit Continuation(2)	—	497,662	—	—	—	497,662
	Accelerated Equity Awards(3)(4)	634,750	—	630,400	634,750	4,350	634,750

	Total	634,750	497,662	630,400	634,750	4,350	1,132,412

Thomas H. Caudle, Jr.	Severance and Benefit Continuation(2)	—	787,758	—	—	—	787,758
	Accelerated Equity Awards(3)(4)	1,805,399	—	1,773,000	1,805,399	32,399	1,805,399

	Total	1,805,399	787,758	1,773,000	1,805,399	32,399	2,593,157

Richard E. Gerstein	Severance and Benefit Continuation(2)	—	421,390	—	—	—	421,390
	Accelerated Equity Awards(3)(4)	638,800	—	630,400	638,800	8,400	638,800

	Total	638,800	421,390	630,400	638,800	8,400	1,060,190

John D. Vegas	Severance and Benefit Continuation(2)	—	400,000	—	—	—	400,000
	Accelerated Equity Awards(3)(4)	649,825	—	630,400	649,825	19,425	649,825

	Total	649,825	400,000	630,400	649,825	19,425	1,049,825

Christopher A. Smosna	Accelerated Equity Awards(3)(4)	25,435	—	17,336	25,435	—	25,435

(1)	Amounts shown assume the Company experienced a Change of Control and the NEO was terminated without Cause or resigned for Good Reason on June 22, 2018, the last business day of fiscal 2018.

(2)

Consists of severance benefits and health and welfare benefits. Health and welfare benefits represent the aggregate estimated net cost to the Company for reimbursement of the cost of 12 months of COBRA continued medical coverage provided under the Employment Agreement between the Company and each of Messrs. Hall, Ackerman, Caudle, Gerstein and Vegas. The amount of severance benefits and health and welfare benefits presented for Mr. Caudle assumes the Employment Agreement he entered into with the Company on September 5, 2018 had been in effect at the end of fiscal 2018.

(3)

As described above, all outstanding and unvested stock options and restricted stock units will become vested upon a Change of Control of the Company. In addition, upon a NEO’s termination of employment due to approved retirement, the unvested stock options that vest solely based on the NEO’s continued service (“time-based options”) are subject to accelerated vesting; upon a NEO’s termination of employment due to death or Disability, all unvested time-based options and all unvested restricted stock units are subject to accelerated vesting; and upon a NEO’s termination of employment without “Cause” (as defined in the applicable award agreements) after specified dates, all unvested restricted stock units are subject to accelerated vesting.

(4)

For purposes of this table, it is assumed that: (i) all vested stock options are exercised on June 22, 2018, the last business day of fiscal 2018, and the aggregate value of such vested stock options is calculated by multiplying the number of stock options by the difference between the exercise price and the closing market price; and (ii) as of the date of termination or Change of Control, as applicable, each vested restricted stock unit is converted into one share of Common Stock and the aggregate value of such vested restricted stock units is calculated by multiplying the number of restricted stock units by the closing market price on June 22, 2018, the last business day of fiscal 2018.

Pay Ratio Disclosure

Beginning with the Annual Meeting, the SEC rules require the Company to disclose annually (i) the median annual total compensation of all employees of the Company (excluding Kevin D. Hall, the Company’s principal executive officer); (ii) the annual total compensation of Mr. Hall; and (iii) the ratio of Mr. Hall’s annual total compensation to the median annual total compensation of all employees (excluding Mr. Hall).

Based on the methodology and material assumptions described below, the Company has estimated these amounts to be as follows:

Median annual total compensation of all employees (excluding Mr. Hall)	$30,117
Annual total compensation of Mr. Hall	$1,247,039
Ratio of Mr. Hall’s annual total compensation to median annual total compensation of all employees (excluding Mr. Hall)	41:1

To determine the median employee, the Company compiled a list of all employees (excluding Mr. Hall) as of March 31, 2018, sorted the list of employees by their gross cash compensation for the period from July 1, 2017 through June 30, 2018 and selected the employee with the median gross cash compensation amount. The Company annualized the gross cash compensation of any employee who was not employed for the entire period from July 1, 2017 through June 30, 2018. The gross cash compensation amounts did not include the value of Company-provided benefits such as retirement and medical and life insurance benefits. As of March 31, 2018, the Company employed 2,796 persons, of which 584 employees were employed outside the United States. The compensation of employees in foreign countries was converted to an equivalent U.S. dollar amount using foreign exchange rates averaged over the 12-month period ended December 31, 2017.

The annual total compensation of Mr. Hall is the total amount of his compensation presented in the Summary Compensation Table beginning on page 39. The Company calculated the annual total compensation of the median employee using the same rules applicable to the completion of the Summary Compensation Table for Mr. Hall and the NEOs.

Equity Compensation Plan Information

The table below provides information as of June 24, 2018, with respect to the securities authorized for issuance to the Company’s employees, officers and directors under the 2013 Plan. The 2013 Plan, which was approved by the Company’s shareholders at the 2013 Annual Meeting of Shareholders, replaced the 2008 Unifi, Inc. Long-Term Incentive Plan (the “2008 LTIP”) for purposes of all incentive awards issued to the Company’s employees, officers and directors after October 22, 2013. As a result, no further awards were made after that date or will be made under the 2008 LTIP. Any option or restricted stock unit previously granted under the 2008 LTIP that is forfeited or cancelled may be reissued under the terms of the 2013 Plan and is included in the number of securities remaining available for future issuance reflected in column (c) in the table below.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	751,090(1)	23.73(1)	513,733(2)
Equity compensation plans not approved by security holders	—	—	—

Total	751,090(1)	23.73(1)	513,733(2)

(1)

Includes securities issuable upon exercise of outstanding options and upon lapse of service-based vesting restrictions under restricted stock units that were issued pursuant to the 2013 Plan or the 2008 LTIP. As of June 24, 2018, (i) an aggregate of approximately 404,712 options remained outstanding; and (ii) an aggregate of approximately 346,378 restricted stock units remained outstanding. The weighted-average exercise price does not take into account restricted stock units, which do not have an exercise price.

(2)

The 2013 Plan will terminate at the close of business on October 24, 2018 and no further awards may be made after such termination. The Board approved an amendment and restatement of the 2013 Plan effective October 24, 2018, subject to shareholder approval at the Annual Meeting. If approved, 1,250,000 shares will be available for future issuance under the amended and restated 2013 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires UNIFI’s executive officers and directors and persons who beneficially own more than 10% of the outstanding Common Stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership of Common Stock and reports of changes in their beneficial ownership of Common Stock. Based solely on a review of such reports and written representations made by UNIFI’s executive officers and directors with respect to the completeness and timeliness of their filings, the Company believes that the reporting persons complied with all applicable Section 16(a) filing requirements on a timely basis during fiscal 2018, except for (i) Mr. Bishop, a director, who failed to timely report on Form 4 three separate purchases of shares of Common Stock, which were reported by Mr. Bishop on a Form 5 filed with the SEC on July 12, 2018; and (ii) Mr. Gerstein, an executive officer, who filed a late Form 4 to report a grant of restricted stock units and a grant of stock options.

Compensation Committee Interlocks and Insider Participation

Archibald Cox, Jr., James M. Kilts and Kenneth G. Langone served on the Compensation Committee in fiscal 2018. None of the directors who served on the Compensation Committee in fiscal 2018 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries since the beginning of fiscal 2018 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During fiscal 2018, none of the Company’s executive officers served as a director or a member of the compensation committee (or other committee performing equivalent functions) of any other entity of which an executive officer of such other entity served on the Board or its Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018.

Respectfully submitted by the Compensation Committee of the Board,

Archibald Cox, Jr., Chair

James M. Kilts

Kenneth G. Langone

Audit Committee Report

The primary purpose of the Audit Committee is to act on behalf of the Board in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and internal audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has primary responsibility for the Company’s consolidated financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018. This review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls. During the past fiscal year, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the fiscal year ended June 24, 2018 be included in its Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the Audit Committee of the Board,

Suzanne M. Present, Chair

Robert J. Bishop

Paul R. Charron

Proposal 2:

Advisory Vote to Approve

Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, this proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the Company’s NEOs, which is described in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement. This vote is not intended to address any specific item or element of compensation or the compensation of any particular officer, but rather the overall compensation of the Company’s NEOs and the philosophy, principles and policies used to determine compensation.

At the 2017 Annual Meeting of Shareholders, the Company provided shareholders with an opportunity to cast an advisory vote to approve or not approve the compensation of its NEOs, and shareholders approved the Company’s NEO compensation with approximately 96% of the votes cast in favor. At the 2017 Annual Meeting of Shareholders, the Company also asked shareholders to indicate whether a say-on-pay vote should occur every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2017 Annual Meeting of Shareholders a majority of the votes cast were in favor of an annual advisory vote, shareholders will have the opportunity at the Annual Meeting to provide feedback to the Compensation Committee on the Company’s executive compensation program by endorsing or not endorsing the compensation of its NEOs.

As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program is designed not only to attract and retain talented and experienced executives, but also to motivate them to contribute substantially to the Company’s future success for the long-term benefit of shareholders and to reward them for doing so. Accordingly, the Compensation Committee and the Board believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and that the Company’s executive compensation program reflects this belief.

Shareholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement, which more thoroughly discuss the Company’s compensation principles and policies. The Compensation Committee and the Board believe that these principles and policies are effective in implementing the Company’s overall compensation philosophy.

Accordingly, the Company is asking shareholders to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion, is hereby approved.

This vote is advisory, which means that the shareholder vote on this proposal will not be binding on UNIFI, the Compensation Committee or the Board of Directors. However, the Compensation Committee values the opinions of the Company’s shareholders and will carefully consider the outcome of the vote when making future compensation decisions for UNIFI’s NEOs.

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs in fiscal 2018 as disclosed in this Proxy Statement.

Unless a proxy card (or voting instruction properly submitted by telephone or via the Internet) is marked to give a different direction, the persons named as attorneys-in-fact in the proxy card will vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs in fiscal 2018 as disclosed in this Proxy Statement.

Proposal 3:

Approval of the Unifi, Inc. Amended and Restated

2013 Incentive Compensation Plan

The Board of Directors proposes that shareholders approve the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan (the “Amended 2013 Plan”). The Board has approved the Amended 2013 Plan, subject to shareholder approval. The principal features of the Amended 2013 Plan are summarized below. This summary is not intended to be a complete description of the Amended 2013 Plan and is qualified in its entirety by reference to the full text of the Amended 2013 Plan, which is attached to this Proxy Statement as Appendix B.

Introduction

The Company currently maintains the 2013 Plan under which the Company may award stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares to the Company’s key employees, officers and directors. The 2013 Plan was originally approved by the Company’s shareholders on October 23, 2013. The 2013 Plan will terminate at the close of business on October 24, 2018, and no awards may be granted under the 2013 Plan after its termination. Outstanding awards previously granted under the 2013 Plan will continue in effect in accordance with the terms and conditions of the 2013 Plan and the agreements pursuant to which the awards were made.

The Board believes that stock-based compensation is essential to align the interests of the Company’s management and its shareholders in enhancing the long-term value of the Company’s equity and to encourage executives to continue their employment with the Company. Accordingly, the Board proposes that shareholders approve the Amended 2013 Plan to permit the grant of stock-based compensation after the termination of the 2013 Plan.

Overview of Features and Objectives

The Amended 2013 Plan is designed to support the overall compensation philosophy and objectives of the Company’s executive compensation program to:

•	attract and retain persons eligible to participate in the Amended 2013 Plan;

•	motivate participants in the Amended 2013 Plan by means of appropriate equity-based incentives to achieve performance goals;

•	provide incentive compensation opportunities that are competitive with those of other similar companies; and

•

provide the Company the ability to further align the interests of participants in the Amended 2013 Plan with the interests of the Company’s shareholders through compensation that is based on performance criteria that target enhancement of the value of the Company.

In doing so, the Amended 2013 Plan will promote the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return. The Amended 2013 Plan is also intended to allow for grants of stock incentives to compensate our independent directors.

The Board has reserved 1,250,000 shares of Common Stock for issuance under the Amended 2013 Plan. The Board anticipates the shares reserved for issuance under the Amended 2013 Plan will support the Company’s compensation policy of making annual awards of stock-based compensation through approximately the end of fiscal 2023. The Common Stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “UFI.” On September 4, 2018, the closing price per share was $31.36.

Eligibility and Administration

All present and future employees and other service providers of the Company and its related companies are eligible to receive awards under the Amended 2013 Plan. An employee or other service provider who receives an award becomes a participant in the Amended 2013 Plan. Also, all present and future independent directors of the Company are eligible to receive director awards under the Amended 2013 Plan. The Company currently has approximately 2,900 employees (five of whom are executive officers) and nine independent directors who may be eligible for awards under the Amended 2013 Plan.

Unless otherwise determined by the Board, the Compensation Committee (which is referred to in this Proposal as the “Committee”) will administer the Amended 2013 Plan with respect to awards for employees and other service providers. The Committee has the power and complete discretion to select employees and service providers to receive awards and to determine for each employee or service provider the nature of the award and the terms and conditions of each award. The Board has these same powers and responsibilities with respect to awards for independent directors, and reference to the Committee herein with respect to awards for independent directors shall mean the Board.

The Amended 2013 Plan is intended to comply with the provisions of Rule 16b-3 of the Exchange Act. Awards under the Amended 2013 Plan that constitute nonqualified deferred compensation are intended to meet the requirements of Code Section 409A, as discussed below under “Federal Income Tax Consequences.”

Types of Awards that may be Granted

The Amended 2013 Plan authorizes a variety of equity-based awards to provide flexibility in our compensation program.

Employees and other service providers may receive the following types of awards under the Amended 2013 Plan: performance shares, shares of restricted stock, restricted stock units, performance share units, incentive stock options, nonstatutory stock options and stock appreciation rights.

Independent directors may receive the following types of awards under the Amended 2013 Plan: shares of restricted stock, restricted stock units, performance share units, vested shares, vested share units, nonstatutory stock options and stock appreciation rights.

A description of each of these types of awards is provided below.

Amount of Stock Available

The Board has reserved 1,250,000 shares of Common Stock for issuance under the Amended 2013 Plan. Any shares of Common Stock covered by an award that are not delivered to a participant or beneficiary because the award is forfeited or cancelled, or the shares are not delivered because the award is settled in cash, will not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Amended 2013 Plan.

The number of shares that may be issued under the Amended 2013 Plan will be proportionately adjusted in the event of a recapitalization event such as a stock dividend, stock split or other similar event affecting Common Stock. The Amended 2013 Plan prohibits option repricing without shareholder approval, except in connection with a recapitalization event.

In addition, any shares of Common Stock delivered under the Amended 2013 Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity will not reduce the maximum number of shares available for delivery under the Amended 2013 Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

Performance Shares

Performance shares are shares of Common Stock that will be issued if performance goals established by the Committee are attained. The performance goals established by the Committee will be based on the achievement of performance criteria selected by the Committee which may include the market value of the Common Stock, financial performance such as net income, earnings per share, revenues, operating costs and efficiencies, net cash flow and EBITDA.

A performance share award is paid only upon determination by the Committee that the performance goals with respect to the award have been met. All or a portion of performance share awards may be settled in cash instead of shares of Common Stock. The value of any portion of a performance share award that is settled in cash will be determined based on the fair market value as of the date of payment of the shares of Common Stock otherwise payable under the award.

The Committee may permit recipients of performance share awards to defer payment of their awards, subject to such terms established by the Committee and compliance with applicable law.

Restricted Stock and Vested Share Awards

Restricted stock awards are shares of Common Stock that are issued subject to service-based and/or performance-based restrictions on transferability. The Committee determines the restrictions as well as the conditions under which the restrictions may lapse. Restricted stock awards that vest based on achievement of performance goals or other performance conditions, generally may not vest less than one year from the date of grant. Restricted stock awards that vest based on factors other than the achievement of performance goals or other performance conditions, such as continued service to the Company or its related companies, generally may not have a vesting period that is less than three years from the date of grant. However, the Committee may, in its discretion, provide for accelerated removal of the restrictions upon certain events as the participant’s “Disability,” death or “Retirement,” or the occurrence of a “Change of Control” (as each term is defined in the Amended 2013 Plan) of the Company.

Holders of restricted stock have all the rights of shareholders during the restricted period, including the right to vote the shares and receive dividends thereon. However, dividends and other distributions paid with respect to the shares subject to a restricted stock award may be paid to the holder only to the extent the restrictions on the shares of restricted stock have lapsed or been removed, and any dividends and other distributions paid with respect to shares that do not become vested will be forfeited.

Independent directors may receive vested share awards. Vested shares are shares of Common Stock that are issued without any restrictions on transferability, other than restrictions necessary to comply with applicable securities laws.

Restricted Stock Units, Performance Share Units and Vested Share Units

Restricted stock units and performance share units are rights to receive shares of Common Stock (or cash in lieu of the shares) subject to service and/or performance-based vesting conditions. Restricted stock units and performance share units are similar to restricted stock, except that shares of Common Stock are not issued (or cash in lieu of the shares is not paid) until on or after the time when the vesting conditions are satisfied, as determined by the Committee. Restricted stock units and performance share units may be settled in cash or in shares of Common Stock or in a combination of both, or the Committee may reserve the right to determine the method of settlement at the time the award is settled.

Restricted stock unit or performance share unit awards that vest based on achievement of performance goals or other performance conditions, generally may not vest less than one year from the date of grant. Restricted stock unit or performance share unit awards that vest based on factors other than the achievement of performance goals or other performance conditions, such as continued service to the Company or its related companies, generally may not have a vesting period that is less than three years from the date of grant. However, the Committee may, in its discretion, provide for accelerated removal of the restrictions upon certain events such as the participant’s Disability, death or Retirement, or the occurrence of a Change of Control of the Company.

The Committee may, in its discretion, provide that a recipient of a restricted stock unit or performance share unit award will receive dividend equivalents on outstanding units. However, dividend equivalents paid with respect to the units subject to a restricted stock unit or performance share unit award may be paid to the holder only to the extent the units are earned and become vested, and any dividend equivalents paid with respect to units that are not earned or do not become vested will be forfeited.

Independent directors may receive vested share unit awards. Vested share units represent the vested right to receive shares of Common Stock at the time specified in the grant agreement for the vested share units. The holder of vested share units is entitled to receive dividend equivalents on the outstanding vested share units.

Stock Options and Stock Appreciation Rights

The Amended 2013 Plan authorizes grants of incentive stock options or nonstatutory stock options. Incentive stock options are designed to qualify for favorable tax treatment under Code Section 422, while nonstatutory stock options are not. The exercise price of either type of option may not be less than 100% of the fair market value per share of Common Stock covered by the option on the date the option is granted. Fair market value is the mean between the lowest and highest reported sales prices per share of Common Stock, as reported by the NYSE, on the date on which the value of Common Stock must be determined (or if the date is not a trading day, on the most recent prior trading day).

Options may be exercised at the times specified by the Committee. The maximum term of any option is 10 years from the date of grant. Incentive stock options may not be exercised after the first to occur of (i) 10 years from the date of grant, (ii) three months from the participant’s termination of employment for reasons other than death or Disability or (iii) one year from the participant’s termination of employment due to death or Disability.

The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the Amended 2013 Plan (or any other similar plan the Company may maintain) is limited to $100,000 for each participant. A participant may pay the purchase price of an option in cash or, if the participant’s award agreement and applicable law so permit, by having the Company withhold shares sufficient to pay the exercise price, by delivering shares owned by the participant or by exercising in a broker-assisted transaction.

Absent specific written authorization by the Committee, options may not be repriced except in connection with a recapitalization event, and otherwise generally may not be materially modified after the date of grant or extended or renewed beyond their original terms. The Committee may suspend the right to exercise an option any time it determines that the issuance of Common Stock would violate any securities or other laws and may provide that the exercise period is tolled during any period of suspension.

Stock appreciation rights are similar to nonstatutory stock options except that, rather than the participant paying an exercise price to exercise the stock appreciation rights, the excess of the fair market value of Common Stock covered by the stock appreciation right on the date of settlement over the fair market value of Common Stock on the date of grant is distributed to the participant. Stock appreciation rights may be settled in cash or in shares of Common Stock or in a combination of both, or the Committee may reserve the right to determine the method of settlement at the time the rights are settled.

Stock appreciation rights may be granted in tandem with nonstatutory stock options. When the participant exercises either the option or the stock appreciation right, the other part of the tandem award is cancelled without payment.

Transferability of Awards

Participants’ interests in awards of performance shares, restricted stock units and performance share units are not transferable prior to payment, settlement or exercise of the awards, as the case may be. Restricted stock is not transferable until the restrictions have lapsed or been removed. Nonstatutory stock options and stock appreciation rights are transferable only to the extent provided by the Committee in the award agreement and permitted by applicable securities laws. Incentive stock options are not transferable except by will or the laws of descent and distribution. Vested share awards and vested share units are freely transferable, subject to restrictions necessary to comply with applicable securities laws.

Amendment of the Plan and Awards

The Board may amend the Amended 2013 Plan from time to time as it deems advisable and may terminate the Amended 2013 Plan at any time. However, any amendment to increase the total number of shares of Common Stock reserved for issuance under the Amended 2013 Plan, to modify materially the requirements for eligibility for participation in the Amended 2013 Plan or that otherwise constitutes a material change to the Amended 2013 Plan under applicable tax or securities laws or the listing standards of the NYSE, requires shareholder approval.

The Board must obtain the consent of a participant to an amendment that adversely affects a participant’s rights under an outstanding award. However, the Board may unilaterally amend the Amended 2013 Plan and awards with respect to participants to ensure compliance with applicable laws and regulations.

The Committee may require in any award agreement that any participant reimburse the Company for all or any portion of any award; terminate any outstanding, unexercised, unexpired or unpaid award; rescind any exercise, payment or delivery pursuant to an award; or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the participant’s sale of Common Stock issued pursuant to an award to the extent required by the Company’s Compensation Recoupment Policy or other similar policies adopted by the Committee or to comply with the requirements of any applicable laws.

Federal Income Tax Consequences

Generally, a participant in the Amended 2013 Plan will not incur federal income tax when he or she initially receives a performance share, restricted stock unit, performance share unit, incentive stock option, nonstatutory stock option or stock appreciation right. A participant generally will not incur federal income tax when he or she is awarded a share of restricted stock unless the participant makes a valid election under Code Section 83(b) with respect to the award.

If a participant makes a valid election under Code Section 83(b) with respect to an award of restricted stock, the participant generally will recognize ordinary income equal to the fair market value of the stock subject to the award on the date of grant. The amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding. The participant generally will not recognize any additional income at the time or times the restrictions lapse. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

If a participant does not make a valid election under Code Section 83(b) with respect to an award of restricted stock, the participant generally will recognize compensation income equal to the fair market value of the stock subject to the award at the time or times the restrictions lapse. The amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

A participant who is awarded one or more restricted stock units and/or performance share units will not recognize income, and the Company will not be allowed a deduction, at the time the award is made. When the participant receives payment for such awards in cash or shares of Common Stock, the amount of the cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company. The Company will be entitled to a deduction equal in amount to the ordinary income realized by the participant in the year paid.

Upon exercise of a nonstatutory stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the stock acquired on the date of the exercise and the exercise price. Generally, the amounts will be included in the participant’s gross income in the taxable year in which exercise occurs. The purchase price paid by the participant plus the amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

Upon exercise of an incentive stock option, a participant generally will not recognize income subject to tax, unless the participant is subject to the alternative minimum tax. The purchase price paid by the participant will become the participant’s basis in the shares. If the participant holds the stock purchased upon exercise of an incentive stock option until the later of two years after the option was awarded to the participant or one year after the stock was issued to the participant, then any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss. If the participant sells or exchanges the stock prior to expiration of the holding period, the participant generally will recognize ordinary income at the time of the sale or exchange equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized upon the sale or exchange) over the exercise price. This income will become the participant’s new basis in the shares. Any additional profit or loss relative to this basis will be treated as a capital gain or a capital loss.

If the grant agreement so provides, a participant may pay the exercise price of a nonstatutory stock option or an incentive stock option by delivery of shares of Common Stock. Usually when a participant delivers shares of Common Stock in satisfaction of all or any part of the exercise price, no taxable gain is recognized on any appreciation in the value of the delivered shares, unless the shares were previously acquired upon the exercise of an incentive stock option and the applicable holding period with respect to the shares has not expired. In that case, the participant will recognize ordinary income with respect to the delivered shares in accordance with the principles described above. Special rules apply to determine the basis of shares of Common Stock purchased upon the exercise of an option by the delivery of previously owned shares.

A vested share award will generally be treated as ordinary income to a participant at the time of the award. Payment under a performance share award, restricted stock unit award or performance share unit award, or upon settlement of a stock appreciation right, will also generally be treated as ordinary income to the participant at the time of payment or settlement of the award or right. If payment or settlement is made in shares of Common Stock, the amount includable in income will be equal to the fair market value of the shares on the date of payment. The amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

Assuming that a participant’s compensation is otherwise reasonable and that the statutory limitations on compensation deductions (including the limitations under Code Sections 162(m) and 280G) do not apply, the Company will usually be entitled to a business expense deduction when (and for the amount that) a participant recognizes ordinary compensation income in connection with an award, as described above. The Company generally does not receive a deduction in connection with the exercise of an incentive stock option, unless the participant disposes of the stock purchased on exercise in violation of the holding period requirements.

The discussion above is subject to the general federal tax doctrines of constructive receipt and economic benefit and to the applicable provisions of Code Section 409A. If at any time a participant is in constructive receipt of an award or receives the economic benefit of the award, the participant may incur federal income tax liabilities with respect to the award earlier than the times (and in a character other than the characters) described above.

In addition, if at any time the Amended 2013 Plan, any award under the Amended 2013 Plan, or any arrangement required to be aggregated with the Amended 2013 Plan or any award under the Amended 2013 Plan, fails to comply with the applicable requirements of Code Section 409A, then all amounts (including earnings) deferred under the Amended 2013 Plan or the award for the taxable year (and all preceding taxable years) by any participant with respect to whom the failure relates are includible in that participant’s gross income for the taxable year, to the extent the amounts are not subject to a substantial risk of forfeiture and have not previously been included in the participant’s gross income. These amounts are also subject to an additional income tax equal to 20% of the amount required to be included in gross income and to interest equal to the underpayment rate (as specified by the Internal Revenue Service, plus one percentage point) imposed on the underpayments that would have occurred had the compensation been included in income for the taxable year when first deferred, or if later, when no longer subject to a substantial risk of forfeiture.

The above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. In addition, the consequences under applicable state and local income tax laws may not be the same as under federal income tax laws.

Effective Date and Termination

The Amended 2013 Plan will become effective as of October 24, 2018 if it is approved by the Company’s shareholders. Unless sooner terminated by the Board, the Amended 2013 Plan will terminate on the 10th anniversary of the effective date. No awards may be made under the Amended 2013 Plan after its termination.

New Plan Benefits

It is not possible at this time to determine the benefits that will be received by executive officers, by other employees or consultants or by independent directors under the Amended 2013 Plan if the Amended 2013 Plan is approved by the Company’s shareholders. However, the Committee and the Board currently intend to make future awards of stock options and restricted stock units under the Amended 2013 Plan generally consistent with past practice. The awards and the benefits received under the awards will depend on future actions of the Committee or the Board, the fair market value of the Common Stock at various future dates, the extent to which performance goals set by the Committee are met and the individual performance of the particular award recipient.

Historical Grant Data

The following table summarizes awards granted during fiscal 2016, 2017 and 2018 under the 2013 Plan:

		Type of Award
Year	Grantee(s)	Stock Options	Restricted Stock or Restricted Stock Units
2016	Chief Executive Officer	15,000	—
	Named Executive Officers (other than the Chief Executive Officer)	32,500	20,000
	Other Employees	35,000	—
	Independent Directors	—	27,873
	Total	82,500	47,873

2017	Chief Executive Officer	25,000	75,000
	Named Executive Officers (other than the Chief Executive Officer)	30,000	75,000
	Other Employees	98,000	—
	Independent Directors	—	30,939
	Total	153,000	180,939

2018	Chief Executive Officer	—	—
	Named Executive Officers (other than the Chief Executive Officer)	46,538	60,550
	Other Employees	26,153	25,570
	Independent Directors	—	30,653
	Total	72,691	116,773

Historical Burn Rate and Potential Dilution

Over the past three fiscal years, the rate at which the Company has granted equity awards relative to the diluted weighted-average shares of Common Stock outstanding (sometimes referred to as the “burn rate”) has averaged less than 1.5%. The potential dilution level under the Amended 2013 Plan if it is approved by the Company’s shareholders is approximately 10.7%. The potential dilution level reflects the sum of the shares of Common Stock underlying outstanding stock options and restricted stock units as of June 24, 2018 plus the shares of Common Stock that would be available for future grants under the Amended 2013 Plan if it is approved by the Company’s shareholders divided by the diluted weighted-average shares of Common Stock outstanding as of June  24, 2018.

Vote Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Amended 2013 Plan.

Unless a proxy card (or voting instruction properly submitted by telephone or via the Internet) is marked to give a different direction, the persons named as attorneys-in-fact in the proxy card will vote “FOR” the approval of the Amended 2013 Plan.

Proposal 4:

Ratification of the Appointment of

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as UNIFI’s independent registered public accounting firm for fiscal 2019. KPMG LLP has served as the Company’s independent registered public accounting firm since 2011. The Audit Committee reviewed and discussed the performance of KPMG LLP for fiscal 2018 prior to its appointment of KPMG LLP to serve as UNIFI’s independent registered public accounting firm for fiscal 2019.

The Company expects that representatives of KPMG LLP will be present at the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The representatives also are expected to be available to respond to appropriate questions from shareholders.

Shareholder ratification of the Audit Committee’s appointment of KPMG LLP to serve as UNIFI’s independent registered public accounting firm for fiscal 2019 is not required by the Company’s Amended and Restated By-laws or otherwise. Nevertheless, the Board is submitting the appointment of KPMG LLP to the Company’s shareholders for ratification as a matter of good corporate governance. If the Company’s shareholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of KPMG LLP. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Unless a proxy card (or voting instruction properly submitted by telephone or via the Internet) is marked to give a different direction, the persons named as attorneys-in-fact in the proxy card will vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for the fiscal years ended June 24, 2018 and June 25, 2017 and fees billed for other services rendered by KPMG LLP during those periods.

	Fiscal 2018 ($)	Fiscal 2017 ($)
Audit Fees(1)	1,261,957	1,412,022
Audit-Related Fees(2)	46,761	—
Tax Fees(3)	331,425	227,712
All Other Fees	—	—

Total	1,640,143	1,639,734

(1)

Audit Fees consists of fees billed for the respective year for professional services associated with the annual financial statement audit and quarterly financial statement reviews, services related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and consultations in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consists of fees billed for fiscal 2018 for financial due diligence services in connection with a potential business combination transaction.

(3)	Tax Fees consists of fees billed for the respective year for tax compliance, consultation and related matters.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee has implemented procedures under the Unifi, Inc. Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of the Company’s independent registered public accounting firm for specific audit and non-audit services, within pre-approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by the Company’s independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For fiscal 2018, all of the audit fees were approved by the Audit Committee in accordance with the above procedures. All of the other fees billed by KPMG LLP to the Company for fiscal 2018 were approved by the Audit Committee by means of specific pre-approvals. All non-audit services provided in fiscal 2018 were reviewed with the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Additional Information

Shareholder Proposals for the 2019 Annual Meeting of Shareholders

Any shareholder proposal intended to be included in UNIFI’s proxy statement and form of proxy relating to the 2019 Annual Meeting of Shareholders must be in writing and received by the Company no later than May 16, 2019. Any such shareholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals should be addressed to the attention of the Company’s Secretary at Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

In addition, any shareholder proposal intended to be presented at the 2019 Annual Meeting of Shareholders, but that will not be included in the Company’s proxy statement and form of proxy relating to the 2019 Annual Meeting of Shareholders (i.e., any proposal other than a proposal submitted pursuant to Rule 14a-8 of the Exchange Act), must be in writing and received by the Company’s Secretary at Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410 no earlier than July 3, 2019 and no later than August 2, 2019. However, if the date of the 2019 Annual Meeting of Shareholders is more than 30 days before or more than 90 days after October 31, 2019, then the written notice must be received by the Company’s Secretary no earlier than 120 days prior to the date of the 2019 Annual Meeting of Shareholders and no later than the close of business on the later of (i) 90 days prior to the date of such annual meeting or (ii) 10 days following the day on which the Company first announced publicly (or mailed notice to the shareholders of) the date of such meeting. Shareholder proposals must include the specified information concerning the proposal and the shareholder submitting the proposal as set forth in the Company’s Amended and Restated By-laws. A copy of the Company’s Amended and Restated By-laws may be obtained by writing to the Company’s Secretary at Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410.

2018 Annual Report to Shareholders

This Proxy Statement is accompanied by the Annual Report on Form 10-K for the fiscal year ended June 24, 2018, and these materials are also available at www.proxyvote.com and the investor relations portion of the Company’s website at www.unifi.com. The Annual Report on Form 10-K, which contains the audited consolidated financial statements and other information about the Company, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

Annual Report on Form 10-K

The Company also will provide without charge to each person solicited pursuant to this Proxy Statement, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018, including the financial statements and the financial statement schedules required to be filed with the SEC, or any exhibit thereto. Requests should be in writing and addressed to the attention of the Company’s Secretary at Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410.

Householding

The SEC has adopted rules permitting companies to mail one annual report and proxy statement, or notice of internet availability of proxy materials, as applicable, in one envelope to all shareholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs. The Company has not implemented householding with respect to its shareholders of record; however, a number of brokerage firms have instituted householding that may impact certain beneficial owners of shares held in street name. If members of your household have multiple accounts through which they hold Common Stock, you may have received a householding notification from the shareholder of record (e.g., your bank, broker or other nominee).

Please contact the shareholder of record directly if you have any questions or wish to revoke your decision to household or to receive an additional copy of this Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended June 24, 2018 or the Notice of Internet Availability for members of your household.

Appendix A

Non-GAAP Financial Performance Measures

Unifi, Inc. (the “Company”) prepares its consolidated financial statements and reports in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s executive compensation program uses Adjusted EBITDA, which represents Net income attributable to Unifi, Inc. before net interest expense, income tax expense and depreciation and amortization expense, adjusted to exclude equity in earnings of Parkdale America, LLC and certain other adjustments necessary to understand and compare the underlying results of the Company, as a measure of the Company’s financial performance for purposes of determining the annual incentive compensation earned by executives under the program. The Company’s methods of determining Adjusted EBITDA may differ from the methods used by other companies. Accordingly, this non-GAAP financial performance measure may not be comparable to measures used by other companies.

In determining Adjusted EBITDA for annual incentive compensation purposes, fiscal 2018 Adjusted EBITDA presented in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018 was further adjusted to exclude certain officer recruitment and severance costs, special project costs, foreign currency transaction losses and unbudgeted director compensation expense, all of which the Compensation Committee adjusted for as being outside of management’s control for operating results and cash generation or not anticipated when the fiscal 2018 performance measures were approved at the beginning of the fiscal year.

The Compensation Committee uses Adjusted EBITDA as a measure for annual incentive compensation purposes because the Compensation Committee believes Adjusted EBITDA serves as a high-level proxy for cash generated from operations, which is a key performance indicator used by the Board of Directors and management to assess the Company’s operating results generally. However, this financial performance measure is not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, net income and other financial results reported in the Company’s consolidated financial statements prepared in accordance with GAAP.

A-1

The following table sets forth the reconciliation of the amount reported under GAAP for Net income attributable to Unifi, Inc. to Adjusted EBITDA for the fiscal year ended June 24, 2018 (in thousands):

Net income attributable to Unifi, Inc.	$31,702
Interest expense, net	4,375

Benefit for income taxes	(1,491)
Depreciation and amortization expense	22,218

EBITDA	$56,804
Equity in earnings of Parkdale America, LLC	(4,533)

Adjusted EBITDA per Form 10-K(1)	$52,271
Officer recruitment and severance costs	2,870

Special project costs	992
Foreign currency transaction losses	542

Unbudgeted director compensation expense	288

Adjusted EBITDA per Incentive Plan(2)	$56,963

(1)	As reported in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018.

(2)	As utilized by the Compensation Committee for determining annual incentive compensation.

A-2

Appendix B

UNIFI, INC.

AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

UNIFI, INC.

AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

B-i

UNIFI, INC.

AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

1.        Purpose. This Plan is an amendment and restatement of the Unifi, Inc. 2013 Incentive Compensation Plan. The effective date of this Plan is October 24, 2018, subject to shareholder approval of the amended and restated Plan. The Plan is designed to support the overall compensation philosophy and objectives of the Company to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate equity-based incentives, to achieve performance goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) provide the Company the ability to further align Participants’ interests with those of the Company’s shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return. The Plan is also intended to allow for grants of stock incentives to compensate non-employee members of the Company’s Board of Directors.

2.        Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)        “Act” means the Securities Exchange Act of 1934, as amended.

(b)        “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

(c)        “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold in connection with any award of Performance Shares, any lapse of restrictions on Restricted Stock, any compensatory dividends paid on Restricted Stock, any vesting of Restricted Stock Units or Performance Share Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(d)        “Award” means any Incentive Award or Director Award.

(e)        “Beneficial Owner” (and variants thereof) has the meaning given in Rule 13d-3 promulgated under the Act and, only to the extent such meaning is more restrictive than the meaning given in Rule 13d-3, the meaning determined in accordance with Code section 318(a).

(f)        “Board” means the Board of Directors of the Company.

(g)        “Change of Control” means, the occurrence of any of the following events:

(i)        any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Company (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Total Voting Power”); excluding, however, the following: (1) any acquisition by the Company or any of its Controlled Affiliates, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Controlled Affiliates, (3) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within subsection (iv) below and (4) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of the Company immediately prior to such acquisition; or

(ii)        any Person is or becomes the Beneficial Owner, directly or Indirectly, of securities of the Company that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 30% or more of the Total Voting Power of the Company; excluding, however, any acquisition described in subclauses (1) through (4) of subsection (i) above; or

(iii)        a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve (12) consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

(iv)        there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company or a sale or other disposition of the assets of the Company that have a total gross fair market value equal to or greater than 40% of the total gross fair market value of the assets of the Company immediately prior to such acquisition (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding Company Stock and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding Company Stock and the combined voting power of the then outstanding Company Stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the outstanding Company Stock and Total Voting Power, as the case may be.

Notwithstanding anything in this Section 2(g) to the contrary, an event that does not constitute a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations, shall not constitute a Change of Control for purposes of this Plan.

(h)        “Code” means the Internal Revenue Code of 1986, as amended.

(i)        “Consultant” means a Service Provider who is not an Employee or Independent Director.

(j)        “Control” (and variants thereof) has the meaning specified in Rule 12b-2 promulgated under the Act.

(k)        “Committee” means the Compensation Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation Committee does not qualify as (i) a non-employee director for purposes of Rule 16b-3 promulgated under the Act, and (ii) an independent director for purposes of the rules of the principal exchange on which Company Stock is traded, the remaining members of the Committee who do so qualify (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(l)        “Company” means Unifi, Inc., a New York corporation, and any successor corporation.

(m)        “Company Stock” means the common stock of the Company, par value $0.10 per share. In the event of a change in the capital structure of the Company (as provided in Section 15), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan.

(n)        “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee (or, with respect to a Director Award, the Board) grants the award; (ii) with respect to a Nonstatutory Option or Stock Appreciation Right, the date on which the Committee (or, with respect to a Director Award, the Board) completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or Stock Appreciation Right; or (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option. With respect to any Award, the Committee (and, with respect to any Director Award, the Board) may specify a future date on which the Award is to be granted or to become effective.

(o)        “Director Award” means any Nonstatutory Option, Stock Appreciation Right, share of Restricted Stock, Vested Share, Vested Share Unit, Restricted Stock Unit or Performance Share Unit awarded to an Independent Director under the Plan.

(p)        “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Awards, Disability (or variants thereof) means, unless otherwise provided in the Grant Agreement with respect to the Award,

(i)        the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or entitlement to and receipt of disability benefits under a disability insurance program of the Company that pays benefits on the basis of the foregoing definition;

(ii)        the Participant is, by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving either (A) income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or (B) disability benefits under a disability insurance program that pays benefits on the basis of the foregoing definition; or

(iii)        The Participant is determined to be totally disabled by the Social Security Administration.

The Committee (or, with respect to a Director Award, the Board) shall determine whether a Disability exists and the determination shall be conclusive.

(q)        “Effective Date” means the date described in Section 20 of the Plan.

(r)        “Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(s)        “Employer” means the Company or Related Company with respect to which an Employee provides services.

(t)        “Fair Market Value” means:

(i)        if the Company Stock is at the time listed or admitted to trading on any stock exchange, the “Fair Market Value” shall be the mean between the lowest and highest reported sale prices of the Company Stock on the date in question on the principal exchange on which the Company Stock is then listed or admitted to trading. If no reported sale of Company Stock takes place on the date in question on the principal exchange, then the mean between the lowest and highest reported sale prices of the Company Stock on the closest date prior to the date in question on the principal exchange shall be determinative of “Fair Market Value”;

(ii)        if the Company Stock is not at the time listed or admitted to trading on a stock exchange, the “Fair Market Value” shall be the mean between the lowest and highest reported sale prices of the Company Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Company Stock in such market; or

(iii)        if the Company Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the “Fair Market Value” shall be as determined in good faith by the Committee.

(u)        “Fiscal Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(v)        “Grant Agreement” means the written agreement between the Company and a Participant containing the terms and conditions with respect to an Award.

(w)        “Independent Director” means a member of the Board who satisfies the requirements for a non-employee director as provided in Section 16(b) of the Act.

(x)        “Incentive Award” means any Performance Share, Option, Stock Appreciation Right, share of Restricted Stock, Vested Share, Vested Share Unit, Restricted Stock Unit or Performance Share Unit awarded to a Service Provider under the Plan.

(y)        “Incentive Stock Option” means an Option (i) intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422 and (ii) that meets such requirements.

(z)        “Non-Option Award” means an Award other than an Option or Stock Appreciation Right.

(aa)      “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(bb)      “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with Section 9.

(cc)      “Participant” means any Service Provider or Independent Director who receives an Award under the Plan.

(dd)      “Performance Criteria” means the performance of the Company, any Related Company, any subsidiary, division, business unit thereof, or any individual using one or more of the following measures or any other measures selected by the Committee, in each case, either on an operating or GAAP basis where applicable (or on the basis of such other standards as may replace or succeed GAAP), adjusted to include or exclude one or more nonrecurring, operating, non-operating or other items as applicable, and including measuring the performance of any of the following relative to a defined peer group of companies or an index: market value of the Company Stock; pre-tax profits; unit production costs; asset growth; pre-tax earnings; debt to equity ratio; earnings per share; revenues; operating income; operating costs and efficiencies; operating cash flow; net income, before or after taxes; net income before income taxes, incentive payments and accounting for minority interest; return on total capital, equity, revenue or assets; market share; unit production and sales volume; earnings before interest, taxes, depreciation, rent and amortization expenses; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; any of the prior measures or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; net earnings; profit margin; operating margin; operating income; net worth; cash flow; cash flow per share; total shareholder return; revenues; capital expenditures; improvements in capital structure; industry indices; expenses and expense ratio management; debt reduction; profitability of an identifiable business unit or product; or levels of expense, cost or liability by category, operating unit or any other delineation. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria unsuitable, the Committee may in its discretion modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(ee)      “Performance Goal” means an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria.

(ff)      “Performance Share” means a right to receive a share of Company Stock subject to the satisfaction of performance conditions as set forth in Section 6.

(gg)      “Performance Share Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to grant and vesting conditions as set forth in Section 8.

(hh)      “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified by Sections 13(d) and 14(d) of the Act, and only to the extent such meaning is more restrictive than the meaning given in Section 3(a)(9) of the Act (as modified above), the meaning determined in accordance with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions), as applicable.

(ii)      “Plan” means this Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan, as it may be amended from time to time.

(jj)      “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Section 1.409A-1(b)(5)(E)(1) of the Treasury Regulations (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(kk)      “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price (or, with respect to the Stock Appreciation Right, the Fair Market Value of the Company Stock covered by the Stock Appreciation Right on the Date of Grant) exceeds the Fair Market Value of the underlying Company Stock in exchange for any other Award, unless the cancellation and exchange occurs in connection with a Corporate Event (as defined in Section 15(b) below).

(ll)        “Restricted Stock” means Company Stock awarded upon the terms and subject to restrictions as set forth in Section 7.

(mm)    “Restricted Stock Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to vesting conditions as set forth in Section 8.

(nn)      “Retirement” means, unless otherwise provided in the Grant Agreement for a particular Award, a Participant’s termination of employment or other separation from service on or after age 65.

(oo)      “Rule 16b-3” means Rule 16b-3 promulgated under the Act, as amended from time to time.

(pp)      “Service Provider” means an Employee, Consultant or other natural person employed by or providing bona fide services to the Company or a Related Company, excluding any Independent Director.

(qq)      “Stock Appreciation Right” means a right to receive Company Stock or cash granted under Section 10.

(rr)      “Tandem Right” means a kind of Stock Appreciation Right granted in connection with a Nonstatutory Stock Option as described in Section 10.

(ss)      “Ten Percent Shareholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(tt)      “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations. Any references made in the Plan to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

(uu)      “Vested Share” means a share of Company Stock awarded upon the terms set forth in Section 11.

(vv)      “Vested Share Unit” means a right to receive a share of Company Stock awarded upon the terms set forth in Section 11.

3.          General. The following types of Awards may be granted under the Plan: Performance Shares, shares of Restricted Stock, Vested Shares, Vested Share Units, Restricted Stock Units, Performance Share Units, Options, or Stock Appreciation Rights. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.           Stock.

(a)        Reserve. Subject to Section 15 of the Plan, the number of shares of Company Stock with respect to which Awards may be granted under the Plan during the term of the Plan beginning on the Effective Date shall be one million two hundred fifty thousand (1,250,000) shares of Company Stock, which shall be authorized but unissued shares.

(b)        Share Use. Any shares of Company Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan.

To the extent any shares of Company Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Company Stock available for delivery under the Plan.

Shares of Company Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards under the plans or arrangements of another entity shall not reduce the maximum number of shares of Company Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

Shares of Company Stock may be issued under this Plan without cash consideration.

5.        Eligibility.

(a)        Incentive Awards. All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award.

(b)        Director Awards. All present and future Independent Directors shall be eligible to receive Director Awards under the Plan. The Board shall have the power and complete discretion to select eligible Independent Directors to receive Director Awards and to determine for each Independent Director the nature of the award and the terms and conditions of each Director Award.

(c)        No Contract of Employment or Services. The grant of an Award shall not obligate the Company or any Related Company to pay any Service Provider or Independent Director any particular amount of remuneration, to continue the employment or services of the Service Provider or Independent Director after the grant or to make further grants to the Service Provider or Independent Director at any time thereafter.

(d)        Awards to International Employees. When granting Awards to Service Providers or Independent Directors who are not United States residents, the Committee (or with respect to Director Awards, the Board) shall have complete discretion and authority to grant such Awards in compliance with all present and future laws of the country or countries with laws that may apply to the grant of the Award or the issuance of Company Stock pursuant to the Award. Such authorization shall extend to and include establishing one or more separate sub-plans that include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the country or countries in which the Participant resides.

6.        Performance Shares.

(a)        The Committee may grant Performance Shares to eligible Service Providers. Whenever the Committee grants Performance Shares, a Grant Agreement shall be given to the Service Provider stating the number of Performance Shares granted and the terms and conditions to which the Award of Performance Shares is subject, and, at that time, the Service Provider shall become a Participant.

(b)        The Committee may reserve the right in a Grant Agreement to settle all or any portion of an award of Performance Shares in cash instead of shares of Company Stock, with the cash portion to be determined based on the Fair Market Value as of the date of payment of the shares of Company Stock otherwise payable under the award, or to allow the Participant to defer payment under the award, subject to such terms as the Committee may determine in accordance with Code section 409A.

(c)        A Participant shall have no rights as a shareholder until shares of Company Stock are issued under the Performance Share award and all requirements with respect to the issuance of such shares have been satisfied.

(d)        A Participant’s interest in an award of Performance Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered.

(e)        Each Participant who is an Employee may be required to agree at the time of receiving an Award of Performance Shares, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, the Employer may delay issuing a stock certificate to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, (i) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (ii) the Participant may elect to have his or her Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (iii) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

7.        Restricted Stock Awards.

(a)        The Committee may grant Restricted Stock to eligible Service Providers. Whenever the Committee deems it appropriate to grant Restricted Stock, a Grant Agreement shall be given to the Service Provider stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject, and, at that time, the Service Provider shall become a Participant.

(b)        The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse. The terms and conditions may include the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof. A Restricted Stock Award, the vesting of which is not conditioned on the achievement Performance Goals or other performance conditions, shall have a vesting period of not less than three (3) years from the Date of Grant of the Restricted Stock Award. A Restricted Stock Award, the vesting of which is conditioned on the achievement of Performance Goals or other performance conditions, shall not vest less than one (1) year from the Date of Grant. Notwithstanding the preceding two sentences, the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will lapse prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant or the occurrence of a Change of Control.

(c)        No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(d)        Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in subsection (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon; provided, however, dividends and other distributions paid with respect to shares of Restricted Stock may be paid to the Participant only to the extent the restrictions on the shares of Restricted Stock have lapsed or been removed, and any dividends and other distributions paid with respect to shares of Restricted Stock that do not become vested shall be forfeited. Certificates representing Restricted Stock may be held by the Company until the restrictions lapse and, upon request, the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(e)        Each Participant who is an Employee may be required to agree at the time of receiving an Award of Restricted Stock, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, the Employer may delay issuing a stock certificate to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, (i) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (ii) the Participant may elect to have his or her Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (iii) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

8.        Performance Share Units and Restricted Stock Units.

(a)        The Committee may grant Performance Share Units and Restricted Stock Units to eligible Service Providers. Whenever the Committee deems it appropriate to grant Performance Share Units or Restricted Stock Units, a Grant Agreement shall be given to the Service Provider stating the number of Performance Share Units or Restricted Stock Units granted and the terms and conditions to which the Performance Share Units or Restricted Stock Units are subject, and, at that time, the Service Provider shall become a Participant.

(b)        The Committee shall establish as to each award of Performance Share Units the terms and conditions upon which the Performance Share Units shall be earned, vest and be paid. The issuance and vesting of Performance Share Units may be conditioned on the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof and on the continued performance of services. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof. A Restricted Stock Unit, the vesting of which is not conditioned on the achievement of Performance Goals or other performance conditions, shall not have a vesting period of less than three (3) years from the Date of Grant of the Restricted Stock Unit. A Performance Share Unit or Restricted Stock Unit, the vesting of which is conditioned on the achievement of Performance Goals or other performance conditions, shall not vest less than one (1) year from the Date of Grant. Notwithstanding the foregoing, the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will expire as a result of one or more of the Disability, death or Retirement of the Participant or the occurrence of a Change of Control.

(c)        Performance Share Units and Restricted Stock Units may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Performance Share Units or Restricted Stock Units become payable. The delivery of Company Stock in payment of Performance Share Units or Restricted Stock Units may be subject to additional conditions established in the Grant Agreement.

(d)        A Participant who receives Performance Share Units or Restricted Stock Units payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Performance Share Units or Restricted Stock Units. Dividend equivalents may be (i) paid in cash, (ii) credited to the Participant as additional Performance Share Units or Restricted Stock Units, or (iii) a fixed combination of cash and additional Performance Share Units or Restricted Stock Units as provided in the Grant Agreement; provided, however, dividend equivalents with respect to Performance Share Units may be paid to the Participant only to the extent the Performance Goals or other performance conditions applicable to the Performance Share Units are achieved and dividend equivalents with respect to Restricted Stock Units may be paid to the Participant only if the Restricted Stock Units become vested, and any dividends and other distributions paid with respect to Performance Share Units or Restricted Stock Units that are not earned or become vested shall be forfeited.

(e)        A Participant’s interest in Performance Share Units or Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered.

(f)        Whenever payments under Performance Share Units or Restricted Stock Units are to be made in cash to a Participant who is an Employee, his or her Employer shall be entitled to withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee may be required to agree as a condition of receiving Performance Share Units or Restricted Stock Units payable in the form of Company Stock to pay to his or her Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, the Employer may delay issuing a stock certificate to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, (i) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (ii) the Participant may elect to have his or her Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (iii) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

9.        Stock Options.

(a)        The Committee may grant Options to eligible Service Providers. Whenever the Committee grants Options, a Grant Agreement shall be given to the Service Provider stating the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject, and, at that time, the Service Provider shall become a Participant.

(b)        The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100% of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 16 (regarding certain changes affecting Company Stock). If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)    Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant. If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d)        Options shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws. Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e)        Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(f)        Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (i) ten (10) years from the Date of Grant (five (5) years if the Participant to whom the Option has been granted is a Ten Percent Shareholder), (ii) three (3) months following the date of the Participant’s termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (iii) one (1) year following the date of the Participant’s termination of employment on account of Disability or death.

(g)        Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

(h)        A Participant who purchases shares of Company Stock under an Option shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(i)        Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate. Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no stock certificate shall be issued.

(j)        Each Participant who is an Employee may be required to agree as a condition of the exercise of an Option to pay to his or her Employer, or make arrangements satisfactory to his or her Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, (i) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (ii) the Participant may elect to have his or her Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (iii) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(k)        Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 9(k), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this paragraph (k), (A) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (B) an “Extension” means any of (1) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (2) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (3) the addition of any feature for the deferral of compensation to the terms of the Option, or (4) any renewal of the Option that has the effect of any of (1) through (3) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 16 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (x) the latest date upon which the Option could have expired by its original terms under any circumstances or (y) the tenth (10th) anniversary of the original Date of Grant.

10.        Stock Appreciation Rights.

(a)        The Committee may grant Stock Appreciation Rights to eligible Service Providers. Whenever the Committee grants Stock Appreciation Rights, a Grant Agreement shall be given to the Service Provider stating the number of shares with respect to which Stock Appreciation Rights are granted, the extent, if any, to which the Stock Appreciation Rights are granted in connection with all or any part of a Nonstatutory Stock Option (“Tandem Rights”), and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject, and, at that time, the Service Provider shall become a Participant.

(b)        Stock Appreciation Rights (other than Tandem Rights) shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (i) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (ii) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(c)        Tandem Rights shall entitle the Participant, upon exercise of all or any part of the Tandem Rights, to surrender to the Company unexercised that portion of the underlying Nonstatutory Stock Option relating to the same number of shares of Company Stock as is covered by the Tandem Right (or the portion of the Tandem Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (i) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option over (ii) the exercise price of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option.

(d)        Upon the exercise of a Tandem Right and surrender of the related portion of the underlying Nonstatutory Stock Option, the Nonstatutory Stock Option, to the extent surrendered, shall not thereafter be exercisable.

(e)        Subject to any further conditions upon exercise imposed by the Committee, a Tandem Right shall be granted on the same Date of Grant as the related Nonstatutory Stock Option, be transferable only to the extent that the related Nonstatutory Stock Option is transferable, be exercisable only to the extent that the related Nonstatutory Stock Option is exercisable and shall expire no later than the date on which the related Nonstatutory Stock Option expires.

(f)        The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(g)        Stock Appreciation Rights shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws.

(h)        Stock Appreciation Rights may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Stock Appreciation Right may be exercised after the expiration of ten (10) years from the Date of Grant.

(i)        A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right (or, in the case of a Tandem Right, only to the extent it exceeds the exercise price of the Company Stock covered by the underlying Nonstatutory Stock Option).

(j)        The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Grant Agreement. The Grant Agreement may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(k)        A Participant who acquires shares of Company Stock upon exercise of a Stock Appreciation Right shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(l)        Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(m)        Whenever payments upon exercise of Stock Appreciation Rights are to be made in cash to a Participant who is an Employee, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving Stock Appreciation Rights payable in the form of Company Stock to pay to his or her Employer, or make arrangements satisfactory to his or her Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, (i) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (ii) the Participant may elect to have his or her Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (iii) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(n)        Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 10(n), (i) no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Stock Appreciation Right if such Extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (n), (A) a “Modification” means any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms; and (B) an “Extension” means any of (1) the provision to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed, (2) the conversion or exchange of the Stock Appreciation Right for a legally binding right to compensation in a future taxable year, (3) the addition of any feature for the deferral of compensation to the terms of the Stock Appreciation Right, or (4) any renewal of the Stock Appreciation Right that has the effect of any of (1) through (3) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Appreciation Right in accordance with Section 16 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of a Stock Appreciation Right to a date no later than the earlier of (x) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (y) the tenth (10th) anniversary of the original Date of Grant.

11.        Director Awards.

(a)        General. The Board may grant Director Awards to Independent Directors in the form of shares of Restricted Stock, Restricted Stock Units, Performance Share Units, Nonstatutory Options or Stock Appreciation Rights as provided in Sections 7 through 10 above, or in the form of Vested Shares or Vested Shares Units as provided in paragraph (b) below. The Board may also grant to Consultants awards in the same forms as Director Awards. Whenever the Board grants shares of Restricted Stock, Restricted Stock Units, Performance Share Units, Nonstatutory Options or Stock Appreciation Rights to an Independent Director, notice shall be given to the Independent Director stating the type of award being made, the number of shares with respect to which the award is granted and the terms and conditions to which the award and (where applicable) the exercise of the award is subject. This notice shall become the Grant Agreement between the Company and the Independent Director and, at that time, the Independent Director shall become a Participant. Restricted Stock, Restricted Stock Units, Performance Share Units, Nonstatutory Options or Stock Appreciation Rights granted to Independent Directors shall otherwise be subject to the terms of the Plan applicable to each type of award as set forth in Sections 7 through 10 above; provided, however, that, notwithstanding anything in Section 7(b) or 8(b) to the contrary, any service or performance period with respect to Restricted Stock, Restricted Stock Units or Performance Share Units granted to Independent Directors or Consultants shall not be less than six (6) consecutive months in length; and provided further, that where context reasonably requires, references throughout Sections 7 through 10 above to the “Committee” shall be read instead as references to the Board wherever the award is to be granted to an Independent Director. The Board shall have all the same rights and powers with respect to the administration of Director Awards as the Committee has with respect to Incentive Awards as provided in Section 16 below (provided that the Board may not delegate its authority with respect to the granting of Director Awards pursuant to Section 16(a)(viii)), and the Board shall be subject to the same limitations with respect to the modification and Repricing of outstanding Director Awards as provided therein.

(b)        Vested Shares and Vested Share Units. The Board may grant Vested Shares and Vested Shared Units to Independent Directors or Consultants. Vested Shares shall be immediately transferable (subject to compliance with any applicable securities laws), and the Participant receiving an award of Vested Shares shall have all the rights of a shareholder with respect to such shares as of the Date of Grant. Vested Share Units shall represent the vested right to receive shares of Company Stock at the time specified in the Grant Agreement for the Vested Share Units, and the Participant holding Vested Share Units shall be entitled to receive dividend equivalents on the outstanding Vested Share Units.

12.        Recoupment of Awards. The Committee may require in any Grant Agreement that any current or former Participant reimburse the Company for all or any portion of any Award, terminate any outstanding, unexercised, unexpired or unpaid Award, rescind any exercise, payment or delivery pursuant to an Award or recapture any Company Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Company Stock issued pursuant to an Award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any applicable laws.

13.         Continuing Securities Law Compliance. If at any time on or after the Effective Date, the requirements of any applicable federal or state securities laws should fail to be met, no shares of

Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable until the Committee (or, with respect to a Director Award, the Board) has determined that these requirements have again been met. The Committee (or, with respect to a Director Award, the Board) may suspend the right to exercise an Option or Stock Appreciation Right at any time when it determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or Stock Appreciation Right are extended during a period of suspension.

14.        Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date that immediately follows the tenth (10th) anniversary of the Effective Date. No new Awards shall be granted under the Plan after its termination. The Board may terminate the Plan at any time and may amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 15), materially modifies the requirements as to eligibility for participation in the Plan, or would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the principal exchange on which the Company Stock is traded, unless the change is approved by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.

15.         Change in Capital Structure.

(a)        The Committee (or, with respect to a Director Award, the Board) shall proportionately adjust the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted thereunder, the maximum number of shares or securities that may be delivered under the Plan (including the maximum limit on Non-Option Awards or Incentive Stock Options under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Company Stock under Stock Appreciation Rights, and other relevant terms of the Plan and any Awards whenever, in the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s corporate structure or capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), it deems any such adjustment necessary or desirable to preserve the intended benefits of the Plan and any outstanding Awards for the Company and the Participants. The Committee’s (or, with respect to a Director Award, the Board’s) determination in this regard shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right or fractional cents with respect to the exercise price thereof, the Committee (or, with respect to a Director Award, the Board) shall round down the number of shares covered by the Option or Stock Appreciation Right to the nearest whole share and round up the exercise price to the nearest whole cent.

(b)        In the event of a Change of Control as described in Sections 2(g)(i), (ii) or (iv), or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), then the

Committee (or, with respect to a Director Award, the Board) may take any actions with respect to outstanding Awards as it deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(c)        Notwithstanding anything in the Plan to the contrary, the Committee (or, with respect to a Director Award, the Board) may take the foregoing actions without the consent of any Participant, and its determination shall be conclusive and binding on all persons and for all purposes.

16.        Administration of the Plan.

(a)        The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i)        to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii)        to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii)        to grant Incentive Awards to Service Providers and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance conditions (including Performance Goals), the occurrence of certain events, or other factors;

(iv)        to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v)        to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi)        to determine whether, and the extent to which, adjustments are required pursuant to Section 15;

(vii)        to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;

(viii)        to delegate, to the extent permitted by the New York Business Corporation Law and the Company’s Certificate of Incorporation and Bylaws, any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of Section 16 of the Act); and

(ix)        to make all other determinations deemed necessary or advisable for the administration of this Plan.

The Committee may amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws.

The Committee is prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the shareholders of the Company with respect to the proposed Repricing.

(b)        The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)        A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by the Committee in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)        The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan, except in accordance with Section 16(a)(viii) above. Any action by an administrator within the scope of its delegation consistent with this paragraph (d) shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

17.        Notice. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant on file with (or in the business records of) the Company or as otherwise known to the sender at the time the notice or other communication is sent.

18.         No Effect on Other Plans. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

19.        Interpretation. The Plan is intended to operate in compliance with the provisions of Rule 16b-3. The terms of the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. The Plan and the individual Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted in accordance with such requirements. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of the Plan shall be governed by the laws of the State of North Carolina.

20.        Effective Date of the Plan; Limited Effect of Restatement. The Plan shall become effective as of October 24, 2018 subject to approval by the shareholders of the Company. Until (a) the Plan has been approved by the Company’s shareholders, and (b) the requirements of any applicable federal or state securities laws have been met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable that, in either case, are not contingent on the occurrence of both such events. This instrument amends and restates the Plan effective as of the Effective Date. Nothing in this instrument shall in any way change, alter or affect the terms of any award made under the Plan prior to the Effective Date of this amendment and restatement or the amount of any Plan benefit or payment due with respect to awards made under the Plan prior to such date.

IN WITNESS WHEREOF, the Company hereby adopts the Plan as of the Effective Date.

UNIFI, INC.

By:	/s/ JOHN D. VEGAS

Name:	John D. Vegas

Title:	Executive Vice President & Global
Chief Human Resources Officer

UNIFI, INC.

7201 WEST FRIENDLY AVENUE

GREENSBORO, NC 27410

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on October 30, 2018. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Unifi, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on October 30, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E51196-P13059                    KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

UNIFI, INC.
UNIFI’s Board of Directors recommends that you vote “FOR” each of the nominees named in Proposal 1.

1.	Election of directors		For	Against	Abstain
Nominees:

	1a.	Robert J. Bishop	☐	☐	☐

	1b.	Albert P. Carey	☐	☐	☐

	1c.	Thomas H. Caudle, Jr.	☐	☐	☐

	1d.	Paul R. Charron	☐	☐	☐

	1e.	Archibald Cox, Jr.	☐	☐	☐

	1f.	Kevin D. Hall	☐	☐	☐

	1g.	James M. Kilts	☐	☐	☐

	1h.	Kenneth G. Langone	☐	☐	☐

	1i.	James D. Mead	☐	☐	☐

	1j.	Suzanne M. Present	☐	☐	☐

	1k.	Eva T. Zlotnicka	☐	☐	☐

UNIFI’s Board of Directors recommends that you vote “FOR” Proposals 2, 3 and 4.		For	Against	Abstain

2.	Advisory vote to approve UNIFI’s named executive officer compensation in fiscal 2018.	☐	☐	☐

3.	Approval of the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan.	☐	☐	☐

4.	Ratification of the appointment of KPMG LLP as UNIFI’s independent registered public accounting firm for fiscal 2019.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. EACH OF PROPOSALS 1, 2, 3 AND 4 HAS BEEN PROPOSED BY UNIFI, INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K are

available at www.proxyvote.com.

FOLD AND DETACH HERE	E51197-P13059

UNIFI, INC.

2018 Annual Meeting of Shareholders

October 31, 2018

This proxy is solicited on behalf of UNIFI’s Board of Directors.

The undersigned hereby appoint(s) Kevin D. Hall and Thomas H. Caudle, Jr., and each of them, as attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of Unifi, Inc. that the undersigned is/are entitled to vote at the 2018 Annual Meeting of Shareholders to be held at 8:30 a.m., Eastern Time, on Wednesday, October 31, 2018 at the Lotte New York Palace located at 455 Madison Avenue at 50th Street, New York, NY 10022, and any adjournment or postponement thereof. The proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of Annual Meeting and Proxy Statement.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY CARD WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE.

(Continued and to be signed on reverse side)